Exhibit 10.29

PURCHASE AND SALE AGREEMENT

BY AND BETWEEN

AMERICAN REALTY CAPITAL IV, LLC,

a Delaware limited liability company,

as Purchaser,

and

SOUTHROADS, L.L.C.

an Oklahoma limited liability company,

as Seller

RELATING TO

SOUTHROADS SHOPPING CENTER, TULSA, OKLAHOMA

Dated: August 19, 2014

Purchase and Sale Agreement

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Exhibits:
Exhibit "A"	Description of Land
Exhibit "B"	Earnest Money Escrow Agreement
Exhibit "C-1"	Special Warranty Deed
Exhibit "C-2"	Assignment & Assumption of Leases
Exhibit "C-3"	Tenant Notice Letter
Exhibit "C-4"	Bill of Sale
Exhibit "C-5"	Assignment of Warranties, Approvals and Intangibles
Exhibit "C-6"	Certificate
Exhibit "C-7"	Assignment and Assumption of Contracts
Exhibit "C-8"	Vendor Notice Letter
Exhibit "C-9"	REA Estoppels
Exhibit "D-1"	Tenant Estoppel Certificate
Exhibit "E"	Due Diligence Materials to be Delivered to Purchaser
Exhibit "F"	Form of Audit Letter

Schedules:
Schedule "1.3"	Excluded Personal Property
Schedule "1.5"	Schedule of Leases
Schedule "1.10"	List of Contracts
Schedule "8.1.7"	List of Pending Litigation

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PURCHASE AND SALE AGREEMENT

(SOUTHROADS SHOPPING CENTER)

PURCHASE AND SALE AGREEMENT ("Agreement") made this 19th day of August, 2014 ("Effective Date"), between SOUTHROADS, L.L.C., an Oklahoma limited liability company, having an address at c/o MD Management Company, 5201 Johnson Drive, Suite 450, Mission, Kansas 66205 ("Seller"), and AMERICAN REALTY CAPITAL IV, LLC, a Delaware limited liability company, having an address at 405 Park Avenue, 15th Floor, New York, New York 10022 (American Realty Capital IV, LLC or its permitted assignee pursuant to Section 18.7 below is hereinafter referred to as "Purchaser").

WITNESSETH:

RECITALS

A.           Seller owns a shopping center known as Southroads Shopping Center in Tulsa, Oklahoma. The land ("Land") on which such shopping center is located is more particularly described on Exhibit "A" attached hereto and incorporated herein by this reference (such Land and Seller's right, title and interest in and to all improvements located on such Land are herein referred to as the "Property").

B.           Seller desires to sell and Purchaser desires to acquire the Property on the terms and provisions hereinbelow set forth.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

Section 1.            Agreement of Purchase and Sale. Seller hereby agrees to sell and convey and Purchaser agrees to purchase on such terms and conditions as are hereinafter set forth, all of the following:

1.1           Fee simple title in and to the Property, together with all right, title and interest of Seller (if any) in and to all covenants, easements, rights-of-way, rights, privileges and other tenements, appurtenances and hereditaments appertaining thereto, including, without limitation, all of Seller's right, title and interest (if any) in and to (a) any strips or gores adjoining or adjacent to the Land, (b) the streets and roads adjoining or adjacent to the Land to the center line thereof, (c) all oil, gas, mineral, water, drilling and irrigation rights, if any, running with or otherwise pertaining to the Land, and (d) any award made or to be made or settlement in lieu thereof for the Property by reason of condemnation, eminent domain or exercise of police power;

1.2           All of Seller's right, title and interest, if any, in and to all apparatus, fittings and fixtures in or on the Property or which are attached thereto specifically excluding any such fixtures owned by the Tenants (defined below) ("Fixtures") ;

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1.3           All of Seller's right, title and interest, if any, in and to any equipment, machinery and personal property located in or on the Property ("Personal Property"), provided, however, the Personal Property shall NOT include the items listed on Schedule 1.3 attached hereto or any personal property owned by Tenants;

1.4           All of Seller's right, title and interest, if any, in and to the trademark, service mark, trade name and name "Southroads Shopping Center" and all other trademarks, services marks, trade names, names and logos used in connection with the advertising and promotion of the Project (as hereinafter defined) or otherwise relating to the Project, and any variations thereof, together with all good will of the business connected with the use of and symbolized by such trademarks, service marks, trade names, names and logos, any telephone numbers and listings for the Property and any copyrights, trade secrets, intellectual property and other intangible property relating to the Property ("Intangibles");

1.5           The interest of Seller, as landlord, in all leasehold estates created by those certain leases, tenancies and rental agreements and all amendments thereto and all guaranties thereof that are described in the Schedule of Leases attached hereto as Schedule "1.5" (sometimes hereinafter referred to as, the "Lease Schedule") together with additional leases, tenancies and rental agreements entered into by Seller in accordance with the terms of this Agreement (herein, collectively, referred to as, the "Leases;" and the tenants under the Leases are herein, collectively, referred to as, the "Tenants");

1.6           All of Seller's right, title and interest, if any, in and to all warranties and guaranties, if any, relating to the Property (collectively, the "Warranties");

1.7           All of Seller's right, title and interest, if any, in and to all assignable consents, authorizations, variances or waivers, licenses, permits and approvals from any governmental or quasi-governmental agency, department, board, commission, bureau or other entity or instrumentality (collectively, "Governmental Authority") relating to the Property (collectively, the "Approvals");

1.8           All of Seller's right, title and interest, if any, in and to all construction, operating and reciprocal easement agreements affecting the Property (the "REAs");

1.9           All of Seller's right, title and interest, if any, in and to all existing construction contracts, subcontracts, architecture and engineering agreements, and similar agreements relating to the design, development and construction of the Property ("Construction Agreements");

1.10         All of Seller's right, title and interest, if any, in and to all other written agreements which affect the Property (including all amendments thereto) ("Contracts") including, without limitation, personal property leases and contracts, other than the Leases and Permitted Exceptions (as hereinafter defined) and Contracts which Purchaser elects during the Inspection Period (as hereinafter defined) not to assume. A schedule of all Contracts in existence on the Effective Date is attached hereto as Schedule "1.10"; and

1.11         All of Seller's right, title and interest, if any, in and to all plans and specifications and other architectural and engineering drawings for the Property (the "Plans").

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It is intended that Seller shall transfer to Purchaser all of Seller's interest, if any, of every kind or nature in the Property, the Fixtures, the Leases, the Personal Property, the Intangibles, the Warranties, the Approvals, the REAs, the Construction Agreements, the Contracts, the Plans and all other interests of Seller in and to the Property (the Property, the Fixtures, the Leases, the Personal Property, the Intangibles, the Warranties, the Approvals, the REAs, the Construction Agreements, the Contracts, the Plans and all other interests of Seller in and to the Property are herein, collectively, referred to as, the "Project").

Section 2.            The Purchase Price. The purchase price (the "Purchase Price") for the Project is Sixty Million and No/100 Dollars ($60,000,000.00) to be paid as follows:

2.1           One Million and No/100 Dollars ($1,000,000.00) (such amount and any interest earned on such amount(s), the "Deposit") shall be paid by Purchaser to Benchmark Title Services, 2000 McKinney Avenue, 4th Floor, Dallas, TX 75201 ("Escrow Agent" or "Title Company") within two (2) business days after the Effective Date. The Deposit shall be held in escrow by the Escrow Agent to be disbursed as provided in the Earnest Money Escrow Agreement, the form of which is attached hereto as Exhibit "B" (the "Earnest Money Escrow Agreement"). The parties shall execute the Earnest Money Escrow Agreement contemporaneously with the execution of this Agreement. If the purchase and sale of the Project is consummated in accordance with the terms and provisions of this Agreement, then the Deposit shall be applied fully to the Purchase Price at Closing and transferred to an account or accounts designated in writing by Seller. If Purchaser terminates this Agreement in accordance with Section 3.3, the Deposit shall be returned to Purchaser. In all other events, the Deposit shall be disposed of by the Title Company as provided in the Earnest Money Escrow Agreement.

2.2           The balance of the Purchase Price after deducting the Deposit shall be paid on Closing, plus or minus prorations and adjustments to be made pursuant to this Agreement, in good immediately available United States funds by wire transfer to a bank account or accounts to be designated in writing by the Title Company prior to the Closing for transfer to an account or accounts designated in writing by Seller.

2.3           Concurrently with the execution of this Agreement, Purchaser shall deliver the sum of $100.00 (the "Independent Consideration") to Escrow Agent as independent consideration for the execution of this Agreement by Seller and Purchaser. The Independent Consideration shall not be refundable to Purchaser and, following receipt by Escrow Agent, shall be delivered by Escrow Agent to, and thereafter retained by, Seller.

Section 3.            Inspection Period.

3.1           Purchaser will have until the date that is forty (40) days after the Effective Date (the "Inspection Period") to perform physical inspections and other due diligence and to decide, in Purchaser's sole discretion, whether the Project is satisfactory. To the extent the same are in Seller's possession or direct control, Seller shall deliver to Purchaser, or make available in a secure electronic data room to which Purchaser and Purchaser's attorneys and consultants have access, all of the materials described on Exhibit "E" hereto (the "Property Information") within ten (10) days after the Effective Date (the "Document Delivery Period"). All due diligence costs including, without limitation, all costs of building and site inspections, engineering, environmental and/or other reports or inspections undertaken by Purchaser, shall be paid for by Purchaser.

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3.2           During the pendency of this Agreement, Seller, upon at least three (3) days prior notice to Seller, will provide Purchaser or its designated representatives access to the Property at reasonable times to conduct, at Purchaser's sole cost and expense, its due diligence with respect to the Project; provided that, (i) such access shall be coordinated with a representative of Seller with at least three (3) days prior notice to Seller, (ii) any entry into any Tenant's space shall be subject to the terms of such Tenant's Lease, (iii) Purchaser shall indemnify, defend and hold Seller harmless from and against all claims for costs, expenses, losses, damages and/or liabilities (collectively, "Claims") asserted against Seller arising from Purchaser's due diligence activities on or about the Property, excluding from the foregoing indemnity any Claims caused by pre-existing conditions, except to the limited extent Purchaser's inspections exacerbate such conditions, and/or to the extent caused by the negligence or willful misconduct of Seller or any of Seller's agents or representatives, (iv) Purchaser shall promptly repair any damage resulting from any such activities and restore the Property to its condition immediately prior to such activities, (v) Purchaser shall fully comply with all applicable laws, ordinances, rules and regulations (collectively, the "Legal Requirements"), (vi) Purchaser shall not permit any inspections, investigations or other due diligence activities to result in any liens, judgments or other encumbrances being filed against the Property and shall, at its sole cost and expense, as promptly as possible but in no event more than ninety (90) days, discharge of record any such liens or encumbrances that are so filed or recorded, (vii) Purchaser shall not, without Seller’s prior written consent, which consent shall not be unreasonably withheld or delayed, contact any Tenant or Tenant representative during any on-site visits nor at any time have any contact or discussions with anyone working at the Property for or as a Tenant, and (viii) Seller shall have the right to have a representative present with Purchaser during all such inspections, provided that the unavailability of a representative of Seller shall not delay or hinder any inspection by Purchaser. Purchaser's liabilities and indemnities under this Section shall survive the Closing or earlier termination of this Agreement.

3.3           On or before the expiration of the Inspection Period, Purchaser will have the right in its sole and absolute discretion to terminate this Agreement by giving written notice of termination to Seller. In the event Purchaser timely exercises its right to terminate this Agreement pursuant to this Section 3.3 or pursuant to any other Section that refers to this Section 3.3, (a) Purchaser shall receive a full return of the Deposit, (b) except for obligations that this Agreement expressly states survive termination, neither party shall have any further rights against the other hereunder, and (c) if requested by Seller, Purchaser shall promptly return to Seller all due diligence materials that Seller may have delivered to Purchaser pursuant to this Section 3.

Section 4.            Title.

4.1           Purchaser shall accept good and indefeasible fee simple title to the Property subject only to the Permitted Exceptions (hereinafter defined in Section 4.1.1).

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4.1.1.          Seller will promptly order, if it has not previously done so, a title insurance commitment ("Title Commitment") to be issued by the Title Company and Purchaser shall, at Purchaser's sole expense, promptly order an ALTA/ACSM "as-built" survey of the Property certified to the Title Company, Purchaser, Seller and Purchaser's lender ("Survey"). Seller will request copies of the Title Commitment, all documents of record which are listed as exceptions in the Title Commitment and the Survey (collectively, the "Title Materials") be delivered to Purchaser on or before the date that is ten (10) business days after the Effective Date. Before the earlier of (i) ten (10) business days after Purchaser's receipt of all of the Title Materials, and (ii) ten days prior to the expiration of the Inspection Period ("Title Review Period"), Purchaser shall furnish Seller with a written statement of objections, if any, to title to the Property ("Objections"). Any matters contained in the Title Materials not objected to by Purchaser within such time period shall be deemed "Permitted Exceptions". If an update to the Title Commitment delivered to Purchaser ("Title Update") discloses a title matter that was not disclosed in the Title Commitment, Purchaser may deliver to Seller, within five (5) days following Purchaser's receipt of the Title Update ("Title Update Review Period"), a written Objection to such defect first disclosed on the Title Update accompanied by a copy of the Title Update. Purchaser shall be deemed to have agreed to accept title subject to all matters reflected in the Title Commitment and any Title Update and to the state of facts shown on the Survey, other than Objections that have been timely given and provided that, in no event shall Purchaser be deemed to have agreed to accept title subject to (i) monetary liens or security interests against Seller and/or the Property evidencing voluntary financing of Seller; (ii) encumbrances that have been voluntarily placed against the Property by Seller after the Effective Date in violation of the terms and conditions of this Agreement; or (iii) exceptions that can be removed from the Title Commitment by Seller's delivery of a customary owner's title certificate or gap indemnity in form reasonably acceptable to Seller and the Title Company (all of the foregoing hereinafter, collectively, referred to as, the "Seller's Required Removal Items"). All title matters and exceptions set forth in the Title Commitment and any Title Update and the state of facts shown on the Survey which are not Objections, or which are thereafter deemed to be accepted or waived by Purchaser as hereinafter provided, other than the Seller's Required Removal Items, are hereafter referred to as the "Permitted Exceptions".

4.1.2.          If Purchaser notifies Seller within the Title Review Period or the Title Update Review Period, as applicable, of Objections, then within five (5) business days after Seller's receipt of Purchaser's notice (the "Seller Title Response Period"), Seller shall notify Purchaser in writing ("Seller's Title Response Notice") of the Objections which Seller, in Seller’s sole discretion, agrees to satisfy at or prior to the Closing, at Seller's sole cost and expense, and of the Objections that Seller cannot or will not satisfy. Failure by Seller to respond to Purchaser by the expiration of said Seller Title Response Period shall be deemed as Seller's election not to cure the Objections raised by Purchaser. Notwithstanding the foregoing, Seller shall, in any event, be obligated to satisfy Seller's Required Removal Items. Purchaser shall have the option, to be exercised within five (5) business days following the earlier of (a) Purchaser's receipt of the Seller's Title Response Notice or (b) the expiration of the Seller Title Response Period of either (i) terminating this Agreement by giving written notice of termination to Seller, whereupon the rights of the parties shall be as set forth in Section 3.3 hereof or (ii) electing to consummate the purchase of the Project, in which case Purchaser shall be deemed to have waived such Objections and such Objections shall become "Permitted Exceptions" for all purposes hereunder. Failure by Purchaser to respond to Seller by the expiration of said five (5) business day response period shall be deemed its election to waive the applicable Objection(s), which shall become "Permitted Exceptions". If, at or prior to the Closing, Seller is unable or unwilling to satisfy any Objections that Seller has agreed to satisfy in Seller's Title Response Notice, Purchaser shall have the option of either (i) terminating this Agreement by giving written notice of termination to Seller, whereupon the rights of the parties shall be as set forth in Section 3.3 hereof and Seller shall be obligated to reimburse Purchaser for its actual out-of-pocket third party costs and expenses in connection with its investigation of the Property and the transactions contemplated by this Agreement (not to exceed a cumulative total of $85,000), or (ii) closing this transaction in accordance with the terms and provisions hereof and no reduction of the Purchase Price and accepting title in its then existing condition with all matters set forth in the Title Commitment or on the Survey (other than Seller's Required Removal Items and Objections that Seller has cured) being deemed to be Permitted Exceptions.

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4.1.3.          It is a condition to Purchaser's obligation to close that the Title Company have committed to issue an Owner's Policy of Title Insurance to Purchaser in the amount of the Purchase Price (subject only to payment of the applicable premium and delivery of the documents required hereunder and other typical conditions as are reasonably acceptable to Purchaser), insuring that Purchaser has good and indefeasible fee simple title to the Property, subject only to the Permitted Exceptions, showing that all requirements applicable to Seller have been satisfied, deleting the standard or general exceptions relating to parties in possession (excepting therefrom all tenants under written leases) and showing that all taxes and assessments, which are due have been paid (which taxes and assessments may be paid from the proceeds at Closing).

4.2           In the event that the foregoing condition of Section 4.1.3 is not satisfied as of Closing, Purchaser shall at its election either (a) accept such title as Seller is able to convey (and such Title Policy as the Title Company is willing to issue) without abatement or reduction of the Purchase Price or (b) terminate this Agreement, whereupon the rights of the parties shall be as set forth in Section 3.3 hereof and, if and only if the foregoing condition is not satisfied due to Seller’s failure to satisfy any Seller Required Removal Items, then Seller shall be obligated to reimburse Purchaser for its actual out-of-pocket costs and expenses in connection with its investigation of the Property and the transactions contemplated by this Agreement. Except as provided above, Seller shall have no obligation or liability to Purchaser for any damages or other compensation which Purchaser may have sustained by reason of Seller's inability to convey title in accordance with the terms of this Agreement. Notwithstanding anything to the contrary herein contained, Seller shall not be required to bring any action or proceeding or take any other steps to remove any defects in or objections to title or to expend any monies therefor; provided, however, Seller shall be required to satisfy Seller's Required Removal Items.

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Section 5.            Closing Date. Provided that all of the conditions to the parties' obligation to close shall be satisfied or waived, the sale contemplated by this Agreement shall be consummated and closed through an escrow arrangement with the Title Company on the date (the “Closing Date”) which is the earliest of (i) the first day of the first month which is at least thirty (30) days after the expiration of the Inspection Period, (ii) the first date that Seller's lender will accept a payoff of Seller's existing financing which is at least thirty (30) days after the expiration of the Inspection Period provided Seller gives Purchaser at least five (5) business days prior notice of such date, or (iii) such date as the parties may mutually agree upon. In addition, Purchaser shall have the option, by delivery of written notice to Seller and Title Company at least five (5) business days before the originally scheduled Closing Date, to extend the Closing Date by up to thirty (30) days; provided, however, such extended Closing Date must be a date that Seller's existing lender will accept a payoff of Seller's existing financing. In the event Purchaser elects to extend the Closing Date, as set forth above, Purchaser shall deposit with Escrow Agent the additional sum of One Million and No/100 Dollars ($1,000,000.00) (the "Additional Deposit") within two (2) business days after the delivery of Purchaser's notice to extend the Closing Date, which Additional Deposit shall be deemed part of the Deposit (and non-refundable, except to the extent any provision of this Agreement otherwise expressly provides for a right to a refund of the Deposit thereafter) and shall be held and disbursed by Escrow Agent in accordance with the terms of this Agreement. The terms and conditions of such escrow arrangement shall be consistent with the terms of this Agreement and shall otherwise be reasonably acceptable to Seller, Purchaser and the Title Company. The consummation and the closing of the purchase and sale of the Project as contemplated by this Agreement are herein referred to as the "Closing".

Section 6.            "AS IS".

6.1           PURCHASER ACKNOWLEDGES THAT, PRIOR TO CLOSING, IT AND ITS REPRESENTATIVES WILL HAVE FULLY INSPECTED THE PROJECT (INCLUDING ALL REAL PROPERTY, PERSONAL PROPERTY, FIXTURES, THE LEASES, AND THE CONTRACTS) AND THE PROJECT INFORMATION, AND ARE, OR WILL BE, FULLY FAMILIAR WITH THE FINANCIAL AND PHYSICAL (INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL) CONDITION THEREOF, AND THAT, EXCEPT AS OTHERWISE SPECIFICALLY SET FORTH IN THIS AGREEMENT OR IN THE DOCUMENTS REQUIRED TO BE EXECUTED AND DELIVERED BY SELLER AT THE CLOSING, THE PROJECT IS BEING PURCHASED BY PURCHASER IN AN "AS IS" AND "WHERE IS" CONDITION AND WITH ALL EXISTING DEFECTS AND FAULTS (PATENT AND LATENT) AS A RESULT OF SUCH INSPECTIONS AND INVESTIGATIONS AND, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT OR IN THE DOCUMENTS REQUIRED TO BE EXECUTED AND DELIVERED BY SELLER AT THE CLOSING, NOT IN RELIANCE ON ANY AGREEMENT, UNDERSTANDING, CONDITION, WARRANTY (INCLUDING, WITHOUT LIMITATION, WARRANTIES OF HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE) OR REPRESENTATION MADE BY SELLER OR ANY AGENT, EMPLOYEE OR PRINCIPAL OF SELLER OR ANY OTHER PARTY AS TO THE FINANCIAL OR PHYSICAL (INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL) CONDITION OF THE PROPERTY OR THE AREAS SURROUNDING THE PROPERTY, OR AS TO ANY OTHER MATTER WHATSOEVER, INCLUDING, WITHOUT LIMITATION, AS TO ANY PERMITTED USE THEREOF, THE ZONING CLASSIFICATION THEREOF OR COMPLIANCE THEREOF WITH FEDERAL, STATE OR LOCAL LAWS, THE INCOME OR EXPENSES OR AS TO ANY OTHER MATTER IN CONNECTION THEREWITH. PURCHASER ACKNOWLEDGES THAT NEITHER SELLER, OR ANY AGENT, BROKER OR EMPLOYEE OF SELLER NOR ANY OTHER PARTY ACTING ON BEHALF OF SELLER, HAS MADE OR SHALL BE DEEMED TO HAVE MADE ANY SUCH AGREEMENT, CONDITION, REPRESENTATION, OR WARRANTY, EITHER EXPRESSED OR IMPLIED, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN THIS AGREEMENT AND EXCEPT FOR THE WARRANTIES IN THE DEED.

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6.2           NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, EXCEPT WITH RESPECT TO THE COVENANTS, OBLIGATIONS, REPRESENTATIONS AND WARRANTIES OF SELLER SPECIFICALLY SET FORTH IN THIS AGREEMENT OR THE DOCUMENTS TO BE EXECUTED AND DELIVERED BY SELLER AT THE CLOSING, PURCHASER HEREBY RELEASES SELLER AND (AS THE CASE MAY BE) SELLER'S PARTNERS, MEMBERS, EMPLOYEES, MANAGERS AND AGENTS FROM ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTIONS, LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEY'S FEES WHETHER SUIT IS INSTITUTED OR NOT) WHETHER KNOWN OR UNKNOWN, LIQUIDATED OR CONTINGENT (HEREINAFTER COLLECTIVELY CALLED, THE "CLAIMS") ARISING FROM OR RELATING TO (I) ANY DEFECTS (PATENT OR LATENT), ERRORS OR OMISSIONS IN THE DESIGN OR CONSTRUCTION OF THE PROPERTY WHETHER THE SAME ARE THE RESULT OF NEGLIGENCE OR OTHERWISE, OR (II) ANY OTHER CONDITIONS, INCLUDING ENVIRONMENTAL AND OTHER PHYSICAL CONDITIONS, AFFECTING THE PROJECT WHETHER THE SAME ARE A RESULT OF NEGLIGENCE OR OTHERWISE. THE RELEASE SET FORTH IN THIS SECTION SPECIFICALLY INCLUDES, WITHOUT LIMITATION, ANY CLAIMS UNDER ANY ENVIRONMENTAL LAWS OR THE AMERICANS WITH DISABILITIES ACT OF 1990, AS AMENDED, AS THOSE LAWS MAY BE AMENDED FROM TIME TO TIME AND ANY REGULATIONS, ORDERS, RULES OR PROCEDURES OR GUIDELINES PROMULGATED IN CONNECTION WITH SUCH LAWS, REGARDLESS OF WHETHER THEY ARE IN EXISTENCE ON THE EFFECTIVE DATE.

6.3           PURCHASER ACKNOWLEDGES AND AGREES THAT THE PURCHASE PRICE HAS BEEN NEGOTIATED TO TAKE INTO ACCOUNT THAT THE PROJECT IS BEING SOLD SUBJECT TO THE PROVISIONS OF SECTIONS 6.1 AND 6.2 AND THAT SELLER WOULD HAVE CHARGED A HIGHER PURCHASE PRICE IF THE PROVISIONS OF THIS ARTICLE WERE NOT AGREED UPON BY THE PURCHASER.

6.4           Nothing in this Section 6 shall be deemed to limit (i) Seller's liability as expressly provided in this Agreement with respect to Seller's representations, warranties, covenants and indemnities that survive the Closing or (ii) Seller's liability under the documents executed and delivered by Seller at the Closing.

The provisions of this Section 6 shall survive the Closing and conveyance of title to the Property.

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Section 7.            Satisfaction of Liens. If at the Closing there are any liens on the Property which Seller is obligated under the terms of this Agreement to pay and discharge, Seller or Purchaser shall have the right to instruct the Title Company to use any cash portion of the Purchase Price to satisfy the same. Provided that Seller shall have delivered to the Title Company at or before the Closing acceptable pay-off letters from any lien holders verifying the amounts to be paid at Closing to satisfy and release such liens of record and Seller authorizes the Title Company to use the Purchase Price (or a portion thereof) to pay such liens, then the existence of any such liens to be satisfied and released out of the Purchase Price shall not be deemed Objections to title.

Section 8.            Representations, Warranties and Covenants.

8.1           Seller hereby represents and warrants for the sole, exclusive and limited benefit of Purchaser and its successors and assigns, including Approved Assignee (as defined below), as of the Effective Date and as of the Closing as follows:

8.1.1.          Seller is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Oklahoma and is entitled to and has all requisite power and authority, to enter into this Agreement and to carry out the transactions contemplated hereby.

8.1.2.          The execution of this Agreement by Seller, the consummation of the transactions herein contemplated, and the execution and delivery of all documents to be executed and delivered by Seller, have been or will be duly authorized by all requisite action on the part of Seller.

8.1.3.          Neither the execution of this Agreement nor the carrying out of the transactions contemplated herein will result in any violation of or be in conflict with the instruments pursuant to which Seller was organized and/or operates, or, to Seller's knowledge, any applicable law, rule or regulation of any Governmental Authority, or of any instrument or agreement to which Seller is a party.

8.1.4.          Intentionally Omitted.

8.1.5.          Attached hereto as Schedule "1.5" is the Lease Schedule which (a) identifies all Tenant Leases in effect at the Project, (b) contains a list of all Lease documents, including the original leases, amendments, side letter agreements and guaranties, and (c) contains a rent roll, aged receivables report and list of all Tenant security deposits.

There are no Leases or other tenancies for any space in the Project other than those set forth on the Lease Schedule.

Except as expressly set forth on the Lease Schedule or in the Lease files made available to Purchaser:

(A)         No Tenant has given Seller any written notice of its intention to terminate its Lease or requesting a reduction or abatement of rent or requesting consent to assign or terminate its Lease;

(B)         To Seller’s knowledge, (i) all of the Leases are valid and are in full force and effect in accordance with their terms, and, (ii) there is no current default by any Tenant thereunder. Seller has not received any written notice of an alleged default by the landlord under the Lease nor has Seller sent a notice of termination with respect to any of the Leases;

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(C)         the Leases have not been modified, amended or supplemented and there are no other agreements or commitments (oral or written) between Seller and any of the Tenants;

(D)         except for Party City, (i) no construction, alteration, decoration or other work required to be performed by or before the Effective Date remains to be performed under any Lease by the landlord thereunder and (ii) all construction allowances or other sums required to be paid to any Tenants prior to Closing have been paid or will be paid prior to the Closing. There are no written promises, understandings or commitments between Seller and any person or entity with respect to the foregoing which would be binding upon Purchaser other than those contained in the documents comprising the Leases listed in Schedule "1.5" hereof;

(E)         except for Party City and Chick-fil-A, all brokerage commissions and other compensation and fees payable by reason of the Leases (including, without limitation, any renewals or expansions) have been fully paid;

(F)         Except for Party City and Chick-fil-A, to Seller's knowledge, each Tenant is now in possession of the premises leased to it under its Lease; although Sports Authority is expected to go dark on or before September 30, 2014;

(G)         Except for Seller's existing lender, Seller has the sole right to collect rent under each Lease and such right has not been assigned, pledged, hypothecated, or otherwise encumbered in any manner that will survive the Closing;

(H)         except for any security deposits as shown on Schedule "1.5", there are no security deposits that have been deposited with Seller or otherwise chargeable to Seller's account by any party under the Leases;

8.1.6.         Attached hereto as Schedule "1.10" is a list of all Contracts.

8.1.7.         There are no actions, suits or other proceedings by any person, firm, corporation, Tenant or by any Governmental Authority now pending and for which Seller has received actual notice or service of process or, to Seller's knowledge, threatened in writing against or affecting the Project or any part thereof, except those which are described on Schedule "8.1.7".

8.1.8.         Seller has no knowledge of any pending or threatened (a) eminent domain proceedings affecting the Property, in whole or in part, or (b) action or proceeding to change road patterns or grades which would affect ingress to or egress from the Property.

8.1.9.          To Seller's knowledge, there are no persons having any rights or asserting any claims for occupancy or possession of the Property, except Seller, the Tenants, as tenants only under the Leases, and parties having rights pursuant to the Contracts or any document filed of record.

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8.1.10.         Seller is not a foreign person (as defined in Section 1445 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder).

8.1.11.         On the Closing Date, there will be no contract or agreement with Seller in effect for the leasing or management of the Property for which Purchaser shall be bound.

8.1.12.         Seller is not insolvent or bankrupt. Seller has not commenced (within the meaning of any federal or state bankruptcy law) a voluntary case, consented to the entry of an order for relief against it in an involuntary case, or consented to the appointment of a custodian of it or for all or any substantial part of its property, nor, to Seller's knowledge, has a court of competent jurisdiction entered an order or decree under any federal or state bankruptcy law that is for relief against Seller in an involuntary case or appointed a custodian of Seller for all or any substantial part of its property.

8.1.13.         Except as may be set forth in any environmental reports or investigations or other records delivered to Purchaser, to Seller's knowledge, (i) the Property is not in violation of any Environmental Laws, (ii) there are no underground storage tanks located on the Property and no underground storage tanks have been removed from the Property, and (iii) Seller has not engaged in any Environmental Activity (as hereinafter defined), nor has any Environmental Activity otherwise occurred, in violation of any applicable Environmental Law. "Environmental Activity" means any actual, proposed or threatened storage, holding, existence, release, emission, discharge, generation, processing, abatement, removal, disposition, handling or transportation of any Hazardous Materials in violation of Environmental Laws from, under, into or on the Property or otherwise relating to the Property or the use of the Property, or any other activity or occurrence that causes or would cause any such event to exist. "Environmental Laws" means all laws or regulations which relate to the manufacture, processing, distribution, use or storage of Hazardous Materials (as hereinafter defined). "Hazardous Materials" shall mean:

(a)          Those substances included within the definitions of "hazardous substances", "hazardous materials", "toxic substances", or "solid waste" in the: Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. § 9601 et. seq., as amended by the Superfund Amendments and Reauthorization Act or any equivalent state or local laws or ordinances; the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. § 6901 et. seq., as amended by the Hazardous and Solid Waste Amendments of 1984, or any equivalent state or local laws or ordinances; the Federal Insecticide, Fungicide, and Rodenticide Act ("FIFRA"), 7 U.S.C. § 136 et. seq. or any equivalent state or local laws or ordinances; the Hazardous Materials Transportation Act, 49 U.S.C. § 1801, et. seq.; the Emergency Planning and Community Right-to-Know Act ("EPCRA"), 42 U.S.C. § 11001 et. seq. or any equivalent state or local laws or ordinances; the Toxic Substance Control Act ("TSCA"), 15 U.S.C. § 2601 et. seq. or any equivalent state or local laws or ordinances; or the Occupational Safety and Health Act, 29 U.S.C. § 651 et. seq. or any equivalent state or local laws or ordinances;

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(b)          Those substances listed in the United States Department of Transportation Table (49 CFR 172.101 and amendments thereto or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 CFR Part 302 and amendments thereto);

(c)          Any material waste or substance which is (A) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C. § 1251 et seq. (33 U.S.C. § 1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. § 1317) or (B) radioactive materials; and

(d)          These substances included within the definitions of "hazardous substances", "hazardous materials", "toxic substances" or "solid waste" in the Hazardous Waste Management Act of 1978.

8.1.14.         To Seller's knowledge, there are no options to purchase or rights of first refusal affecting or relating to the Property.

8.1.15.         Seller has read and understands the regulations of the Office of Foreign Assets Control ("OFAC") of the Department of the Treasury (including those named on OFAC's Specially Designated Nationals and Blocked Persons List), and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto, and to Seller's knowledge, after due inquiry, Seller is in compliance with the regulations of the OFAC of the Department of the Treasury (including those named on OFAC's Specially Designated Nationals and Blocked Persons List) and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto.

Between the Effective Date and the Closing, Seller shall notify Purchaser if either of Seller’s Representatives becomes actually aware, without any duty of inquiry or investigation, that any representations and warranties of Seller contained in this Section 8.1 fail to be true and correct in any material manner. If any of the foregoing representations or warranties shall change in any way which would have a material adverse effect on Seller, the Property or the operation thereof, Purchaser shall have the right to terminate this Agreement within five (5) business days of receipt of notice of any such change by giving written notice of such termination to Seller within such five (5) business day period. If Purchaser timely exercises its right to terminate this Agreement, it shall be deemed that Purchaser terminated this Agreement pursuant to Section 3.3 hereof and the rights of the parties shall be as set forth therein, and, if Seller caused or knowingly permitted such a change in the foregoing representations and warranties (unless the same was in accordance with the terms and conditions of this Agreement), then Seller shall be obligated to reimburse Purchaser for its actual out-of-pocket costs and expenses in connection with its investigation of the Property and the transactions contemplated by this Agreement (not to exceed a cumulative total of $85,000).

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In the event Purchaser elects to timely terminate this Agreement pursuant to the foregoing paragraph and the misrepresentation can be cured by a readily ascertainable sum of money, then Seller shall have the right, exercisable by written notice to Purchaser and the Title Company, to void the termination of this Agreement by Purchaser and, instead, Purchaser shall receive a credit against the Purchase Price for such sum, which credit shall be deemed to have cured the applicable misrepresentation.

As used in this Agreement, the term "Seller's knowledge" or any similar term shall mean the actual, current, cognitive knowledge of Garry Hayes and Betsy Murray (together “Seller’s Representatives”), with no duty of inquiry or investigation. Seller represents and warrants that Seller’s Representatives are the persons within Seller's organization having the most comprehensive knowledge of the matters set forth in this Section 8.1.

8.2           Purchaser hereby warrants and represents for the sole, exclusive and limited benefit of Seller as of the Effective Date and as of the Closing, as follows:

(a)          Purchaser is and will continue at all times to be until the Closing an entity, duly and validly existing in the state of its formation.

(b)          The execution of this Agreement by Purchaser, the consummation of the transactions herein contemplated, and the execution and delivery of all documents to be executed and delivered by Purchaser, have been or will be, prior to the Closing, duly authorized by all requisite action on the part of Purchaser and this Agreement has been, and all documents to be delivered by Purchaser pursuant to this Agreement, will be, duly executed and delivered by Purchaser and is or will be, as the case may be, binding upon and enforceable against Purchaser in accordance with their respective terms;

(c)          Neither the execution of this Agreement nor the carrying out by Purchaser of the transactions contemplated herein will result in any violation of or be in conflict with the instruments pursuant to which Purchaser was organized and/or operates, or any applicable law, rule or regulation of any Governmental Authority, or of any instrument or agreement to which Purchaser is a party and no consent or approval of any third party is required for the execution of this Agreement by Purchaser or the carrying out by Purchaser of the transactions contemplated herein.

(d)          Purchaser is currently in compliance with, and shall at all times during the term of this Agreement (including any extension thereof) remain in compliance with, the regulations of the OFAC of the Department of the Treasury (including those named on OFAC's Specially Designated Nationals and Blocked Persons List) and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto.

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8.3           The representations and warranties set forth in Sections 8.1 and 8.2 hereof shall survive the Closing, provided however, that any claim against Seller for a violation or alleged violation of Section 8.1 shall be asserted within nine (9) months following the Closing in a written notice to Seller giving reasonable details of the claims and damages associated therewith and, if Purchaser fails to so assert a claim within such time and containing such reasonable details or if a claim is timely asserted within such time but an action is not filed regarding such claimed violation within one (1) year from the Closing Date and thereafter diligently pursued, then Seller shall have no further liability with respect thereto. The provisions of the preceding sentence shall survive the Closing. Notwithstanding anything to the contrary contained herein, if prior to Closing, Purchaser has actual knowledge or the Property Information contains evidence that any representation or warranty of Seller set forth in this Agreement including, without limitation, in Section 8.1, is not true, and nevertheless Purchaser proceeds to close the transaction, then Purchaser shall be deemed to have irrevocably and unconditionally waived its rights to assert any claim against Seller after the Closing with respect to any such misrepresentation.

Section 9.            Operation of Project to Closing; Exclusivity.

9.1           From the Effective Date until the Closing or sooner termination of this Agreement, Seller covenants as follows: (a) Seller shall continue to operate the Project in the manner in which it presently operates the Project; (b) Seller will maintain the existing insurance covering the Property or if any of such policies is expiring such policies shall be replaced with new policies containing the same or substantially similar coverage; (c) Seller shall not place any mortgage or any other voluntary encumbrance, easement, covenant, condition, right-of-way or restriction on the Property and Seller will not remove any of the Fixtures unless it replaces the same with Fixtures of similar quality; (d) subject to casualty damage or destruction, Seller will continue to maintain the Project in the manner in which it presently maintains the Project; (e) Seller will give prompt written notice to Purchaser of any fire or other casualty affecting the Property after the Effective Date; (f) Seller will deliver to Purchaser, promptly after receipt by Seller, a copy of (i) all current written default and other material notices to and from Tenants received after the Effective Date; (ii) all current written default and other material notices from the service providers under any Contracts received after the Effective Date; and (iii) all written notices of any current violations issued to Seller by Governmental Authorities with respect to the Property and any other material notices received after the Effective Date from any Governmental Authority with respect to the Property; (g) [intentionally omitted]; (h) without Purchaser's prior written consent, not to be unreasonably withheld, conditioned or delayed: (i) Seller shall not alter, amend or become a party to any new Contract unless the Contract is terminable within thirty (30) days after the Closing of the Project and such termination can occur without penalty or other cost to Purchaser, (ii) Seller shall not terminate any Lease and (iii) Seller will not apply any security deposits held by Seller under any of the Leases; (i) Seller shall perform its obligations under all Leases, REAs and Contracts; (j) Seller shall not settle any condemnation claim or insurance casualty claim without Purchaser's prior written consent not to be unreasonably withheld or delayed; and (k) Seller shall promptly notify Purchaser if Seller receives notice or knowledge of any information that would result in a misrepresentation under Section 8.1 hereof.

9.2           Seller covenants on or prior to the Closing to pay or satisfy, or cause to be paid or satisfied, all commissions or referral fees owed by Seller with respect to all Leases executed prior to the Effective Date. Purchaser shall be responsible for and shall pay or satisfy, or make arrangements to pay or satisfy, any commission or referral fee owed by Seller with respect to any new Lease hereafter consented to by Purchaser pursuant to the provisions of Section 9.3 hereof. The provisions of this Section shall survive Closing.

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9.3           From the Effective Date until the Closing or sooner termination of this Agreement, Seller shall not enter into any new Lease without the prior written approval of Purchaser (which approval shall not be unreasonably withheld, delayed or conditioned) nor shall it amend, modify, extend or terminate any Lease or grant any post-Closing rent abatement or concessions to existing tenants without the prior written approval of Purchaser (which shall not be unreasonably withheld, delayed or conditioned) unless such new Lease, renewal of a Lease or amendment, modification or termination or rent abatement or concession is expressly provided for in an existing Lease as of the Effective Date and Seller provides Purchaser with a copy of such amendment, modification, extension or termination. Seller shall notify Purchaser of any proposed amendment, modification or termination of a Lease or any proposed new Lease in writing, including the identity of the proposed tenant, together with a summary of the terms thereof in reasonable detail, and Purchaser shall notify Seller in writing within five (5) business days of receipt of its consent thereto or of any objections thereto together with the reasons therefor. In the event Purchaser shall not notify Seller whether or not Purchaser consents to any such amendment, modification or termination of a Lease or any such new Lease within five (5) business days following Purchaser's receipt of Seller's notification thereof, such amendment, modification or termination of a Lease or such new Lease shall be deemed approved by Purchaser. Between the Effective Date and Closing or the earlier termination of this Agreement, Seller will not, without obtaining Purchaser's prior written consent thereto, consent to any request by a Tenant for permission to assign its Lease or sublet its leased premises (or any part thereof) to the extent Seller, as landlord, has the right to approve or consent to such assignment or subletting and, to the extent the withholding of any such approval or consent by Seller, as landlord, under the applicable Lease would not cause Seller to be in violation of the terms of such Lease.

9.4           From the Effective Date until the Closing or sooner termination of this Agreement, Seller agrees that neither Seller’s Manager nor any other party authorized to act on behalf of Seller shall (on behalf of Seller or individually) accept any offer, or actively market, negotiate or solicit any interest involving the sale, joint venture, financing or disposition of the Property.

Section 10.         Conditions to Obligations to Close.

10.1         Purchaser: The obligations of Purchaser to consummate the transactions contemplated herein shall be subject to the fulfillment of the following conditions ("Purchaser's Conditions"), any of which may be waived by Purchaser in its sole and absolute discretion:

10.1.1.          The representations and warranties of Seller made herein shall be true and correct in all material respects, Seller shall have materially performed all covenants and agreements made herein and Seller shall have delivered to Purchaser all of the closing documents required pursuant to Section 11.1 hereof.

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10.1.2.          Purchaser's receipt of the Required Tenant Executed Estoppels (as hereinafter defined). The term “Tenant Executed Estoppel” shall mean an estoppel certificate in the form of Exhibit "D-1" attached hereto and made a part hereof (or in such other form as may be prescribed under any Lease or in the customary form used by any Tenant that is a regional or national retailer) and which (1) is certified to Purchaser and duly executed by a Tenant of the Property, (2) is dated not more than forty-five (45) days prior to the originally scheduled Closing Date (i.e., without taking into consideration any extension of such Closing Date), (3) has all material blanks completed or marked not applicable, as appropriate, (4) has all exhibits completed and attached, as applicable and (5) does not indicate (x) any material discrepancy from the Property Information, (y) any Lease amendment, assignment or subletting that was not previously provided by Seller to Purchaser pursuant to Section 3.1 and which is not reasonably acceptable to Purchaser, or (z) any material and adverse claim or landlord or tenant default. The term “Required Tenant Executed Estoppels” means Tenant Executed Estoppels from all tenants which lease in excess of 12,000 square feet of space within the Project (the "Major Tenants") and such other Tenants such that all Tenant Executed Estoppels are from Tenants that are obligated to pay at least eighty-five percent (85%) of the rental income generated from Tenants of the Center. If Purchaser has not received the Required Tenant Executed Estoppels as of the Closing Date, then Purchaser shall have the right to (i) terminate this Agreement by giving written notice of termination to Seller on or before the Closing Date, whereupon the provisions of Section 3.3 hereof with respect to a termination shall apply, or (ii) adjourn the Closing Date for a period not exceeding thirty (30) days to allow additional time to obtain the Required Tenant Executed Estoppels. 11.2         Seller shall diligently and in good faith endeavor to obtain and deliver to Purchaser Tenant Executed Estoppels from each Tenant no later than five (5) business days prior to the Closing. Seller agrees to forward any Tenant Executed Estoppels received by Seller from a Tenant to Purchaser within three (3) business days after Seller's receipt of same

10.1.3.          Satisfaction of the condition set forth in Section 4.1.3.

10.1.4.          Delivery of possession of the Property to Purchaser subject only to the Deed Permitted Exceptions and to the rights of Tenants under the Leases, as tenants only.

10.1.5.          As of the Closing Date, no Major Tenant shall have (a) filed a petition in bankruptcy, (b) been adjudicated insolvent or bankrupt, (c) petitioned a court for the appointment of any receiver of or trustee for it or any substantial part of its property, (d) commenced any proceeding under any reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, (e) become the subject of an involuntary bankruptcy petition, (f) vacated its leased premises, or (g) had its Lease terminated. There shall not have been commenced and be pending against any Major Tenant any proceeding of the nature described in the first sentence of this subparagraph. No order for relief shall have been entered with respect to any Major Tenant under the Federal Bankruptcy Code.

10.1.6.          Delivery to Purchaser of evidence that any existing management agreement and/or leasing agreement entered into by Seller with respect to the Property has been terminated.

In the event any of the Purchaser's Conditions shall not be satisfied as of the Closing Date, Purchaser shall have the right to terminate this Agreement by giving written notice to Seller and receive a return of the Deposit and any amount owing under Section 16.2 hereof, whereupon neither party shall have any further rights or obligations hereunder except for any provisions of this Agreement that expressly survive termination.

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10.2         Seller: The obligations of Seller to consummate the transactions contemplated herein shall be subject to the fulfillment of the following conditions ("Seller's Conditions"), any of which may be waived by Seller in its sole and absolute discretion:

10.2.1           The representations and warranties of Purchaser made herein shall be true and correct in all material respects, Purchaser shall have materially performed all covenants and agreements made herein and Purchaser shall have delivered to Seller all of the closing documents required pursuant to Section 11.2 hereof.

In the event any of the Seller's Conditions shall not be satisfied as of the Closing Date, Seller shall have the right to terminate this Agreement by giving written notice to Purchaser and, upon a Purchaser default pursuant to Section 16.1, receive the Deposit as liquidated damages, whereupon neither party shall have any further rights or obligations hereunder except for any provisions of this Agreement that expressly survive termination.

Section 11.         Closing Documents.

11.1         At the Closing, Seller shall deliver the following documents to the Title Company except for the Leases, Contracts and materials referred to in Section 11.1.14, as to which delivery at Closing shall be coordinated with Purchaser:

11.1.1.          a special warranty deed executed by Seller and acknowledged before a notary public and in the form of Exhibit "C-1", attached hereto and made a part hereof, conveying fee title to the Property to Purchaser, subject to all easements, covenants, conditions, restrictions, reservations, declarations, community contracts, and other matters of record; all matters which would be disclosed by an accurate survey of the Property; all zoning laws; the lien of taxes and assessments for 2014 and subsequent years; all rights of Tenants under the Leases to use or occupy the Property; and the rights of the public in and to parts thereof in streets, roads or alleys and all other Permitted Exceptions;

11.1.2.          a certified schedule executed by Seller in the form of the Lease Schedule attached hereto as Schedule "1.5" updating and recertifying the information set forth in the Lease Schedule attached hereto as Schedule "1.5";

11.1.3.          assignments of Seller's interest in all the Leases in the form of Exhibit "C-2" attached hereto and made a part hereof executed by Seller;

11.1.4.          a notice to all Tenants advising them of the transfer of title to the Property in the form of Exhibit "C-3" attached hereto and made a part hereof executed by Seller;

11.1.5.          bill of sale in the form of Exhibit "C-4" attached hereto and made a part hereof executed by Seller;

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11.1.6.          an assignment transferring Seller's right, title and interest in and to Warranties, Approvals and Intangibles, if any, in the form of Exhibit "C-5" attached hereto and made a part hereof executed by Seller;

11.1.7.          a certificate in the form of Exhibit "C-6" attached hereto and made a part hereof executed by Seller;

11.1.8.          a FIRPTA Affidavit executed by Seller stating that Seller is not a foreign person (as defined in Section 1445 of the Internal Revenue Code of 1986, as amended, and the Regulations promulgated thereunder);

11.1.9.          an assignment of the Contracts (other than those that Purchaser has elected not to assume) in the form of Exhibit "C-7" attached hereto and made a part hereof executed by Seller;

11.1.10.         a notice letter in the form of Exhibit "C-8" attached hereto and made a part hereof executed by Seller to each vendor under a Contract being assigned advising the vendor of the transfer of the Property and the assignment and assumption of the applicable Contract;

11.1.11.         such authorization documentation of each party comprising Seller and such other instruments and documents executed by Seller (including, without limitation, an owner's title certificate) as shall be reasonably required by the Title Company to consummate this transaction;

11.1.12.         such other instruments and documents which shall be necessary in connection with the transaction contemplated herein and which do not impose, create, or potentially create any liability or expense upon Seller not expressly required under this Agreement;

11.1.13.         to the extent not previously delivered by Seller to Purchaser, the Tenant Executed Estoppels and any other documents in Seller's possession or control and contemplated by Section 10;

11.1.14.         to the extent in Seller's possession or control and not previously delivered by Seller to Purchaser, (a)  records and files which are in Seller's possession or control relating to the current operation and maintenance of the Project, including, without limitation, current tax bills, current water, sewer, utility and fuel bills, payroll records, billing records for Tenants, repair and maintenance records and the like which affect or relate to the Project, (b) all documents necessary to conduct 2014 Tenant reconciliations as described in Section 14 hereof, (c) all architectural and engineering plans and specifications relating to the Property in Seller's possession or control, and (d) all original Leases and Contracts, Approvals, and Warranties. Seller's obligation to provide the files and materials listed herein shall survive the Closing.

11.2         Intentionally Omitted.

11.3         At the Closing, Purchaser shall deliver the following documents in addition to payment of the balance of the Purchase Price:

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11.3.1.          evidence reasonably satisfactory to Seller of Purchaser's authority to execute and deliver this Agreement and the documents to be delivered by it pursuant thereto;

11.3.2.          an instrument of assumption of all of Seller's obligations under the Leases in the form of Exhibit "C-1" executed by Purchaser;

11.3.3.          an instrument of assumption of all of Seller's obligations under those Contracts being assumed by Purchaser, in the form of Exhibit "C-6" executed by Purchaser;

11.3.4.          a closing statement executed by Purchaser;

11.3.5.          Intentionally Omitted; and

11.3.6.           a notice to all Tenants advising them of the transfer of title to the Project in the form of Exhibit "C-3" attached hereto and made a part hereof executed by Purchaser;

11.3.7.          a notice letter in the form of Exhibit "C-8" attached hereto and made a part hereof executed by Purchaser to each vendor under a Contract being assigned advising the vendor of the transfer of the Project and the assignment and assumption of the applicable Contract;

11.3.8.          such other instruments or documents which shall be necessary in connection with the transaction herein contemplated and which do not impose, create, or potentially create any liability or expense upon Purchaser not expressly required under this Agreement.

Section 12.          Brokerage. Seller and Purchaser mutually represent and warrant to each other that there are no brokers involved in this transaction, except for Colliers ("Purchaser's Broker") and MD Realty, L.L.C. ("Seller's Broker"). If, and only if, this transaction closes in accordance with the provisions of this Agreement, Seller agrees to pay Purchaser's Broker a real estate commission ("Purchaser's Broker's Commission") at Closing in an amount approved by Purchaser and Purchaser's Broker, and the Purchase Price shall be increased by the amount of Purchaser's Broker's Commission and paid at Closing. Seller shall pay Seller's Broker a commission pursuant to a separate written agreement. Seller and Purchaser shall indemnify, defend and hold harmless the other against any costs, claims or expenses, including reasonable attorneys' fees, arising out of the breach of their respective representations and/or agreements hereunder. The provisions of this Section shall survive the Closing.

Section 13.          Notices. All notices or other communications hereunder to either party shall be (i) in writing and shall be deemed to be given on the earlier to occur of (a) actual receipt or (b) the third business day after deposit of both the original and copy as provided below in a regularly maintained receptacle for the United States mail, by registered or certified mail, return receipt requested, postage prepaid, addressed as provided hereinafter, and (ii) addressed:

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If to Purchaser:	American Realty Capital IV, LLC
405 Park Avenue, 15th Floor
New York, New York 10022
Attention: Michael Weil
Facsimile Number: 857-207-3397

With a copy to:	American Realty Capital IV, LLC
405 Park Avenue, 15th Floor
New York, New York 10022
Attention: Jesse Galloway and Jeremy Eichel
Facsimile Number: 646-861-7751

And a copy to:	Retail Centers of America, Inc.
2000 McKinney Avenue, Suite 1000
Dallas, Texas 75201
Attention: Chris Cotten and Steve Seitz
Facsimile Number: 214-740-3313

And a copy to:	Condon Thornton Sladek Harrell PLLC
8080 Park Lane, Suite 700
Dallas, Texas 75231
Attention: William L. Sladek, Esq.
Facsimile Number: 214-691-6311

If to Seller:	Southroads, L.L.C.
c/o MD Management Company
5201 Johnson Drive, Suite 450
Mission, Kansas 66205
Attention: Garry Hayes
Facsimile Number: 913-384-2996

With a copy to:	Lewis, Rice & Fingersh, LC
1010 Walnut, Suite 500
Kansas City, Missouri 64106
Attention: Paul Torline and Charles Miller
Facsimile Number: 816-472-2500

Notices may also be given by overnight courier service, in which event, the notice shall be deemed delivered on the next business day.

Section 14.          Prorations and Costs.

14.1         Prorations. Purchaser and Seller shall apportion as of 11:59 p.m. (Dallas, Texas time) on the day preceding the Closing, the items hereinafter set forth. Any errors or omissions in computing apportionments at Closing shall be promptly corrected. The obligations set forth in this Section 14 shall survive the Closing. The items to be adjusted are:

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14.1.1.          city, state, county, school, ad valorem taxes and other assessments for the fiscal year of sale; should such proration be inaccurate based on the actual millage set forth on the ad valorem tax bill if the current tax bill has not been received by the date of the Closing, either party may demand after the date of Closing, that such taxes and assessments be reprorated based on the actual bill and shall be entitled to receive upon demand, any amount owing to such party based on such reproration;

14.1.2.          all base rent, percentage rent and additional rent and similar charges (collectively, the "Rent") to the extent collected by Seller. To the extent that Seller receives any base rent, percentage rent and/or other additional rent or other charges after the Closing, the same shall be immediately applied in accordance with the terms of this Section 14.1.2 and, if applicable, delivered to Purchaser. Any base rent, additional rent or other charges (other than percentage rent) received from a Tenant after the Closing shall be applied in the following order of priority:

(1)         First, to any Rents (other than percentage rent) then owing for any calendar month or months following the calendar month in which the Closing occurred; and

(2)         Second, to the Rents (other than percentage rent) owing for the calendar month in which the Closing occurred; and

(3)         Third, to Rents (other than percentage rent) owing for any calendar month or months preceding the calendar month in which the Closing occurred until the Tenant, under the applicable Lease, is current.

Purchaser shall bill Tenants for all amounts due under their Leases for periods prior to the Closing [including, without limitation, base rent, additional rent, percentage rent or other Tenant “Charges” (hereinafter defined) or amounts for the year 2014] and shall use reasonable efforts to collect from Tenants all base rent, additional rent, percentage rent or other tenant “Charges” or amounts owing with respect to the period prior to the Closing (collectively, “Delinquent Rents”). To the extent Delinquent Rents are collected by Purchaser, (subject to clauses 1, 2 and 3 above for all Rents), such amounts, net of reasonable proportionate costs of collection, including, without limitation, reasonable attorney's fees, shall be paid to Seller no later than thirty (30) days following the date on which such amounts have been received by Purchaser or its agent. Purchaser shall not be obligated to expend any funds or commence legal proceedings to collect any Delinquent Rents. Purchaser’s obligation to include such Delinquent Rents in billings and use reasonable collection efforts with regard to the such Delinquent Rents shall expire on the date (the “Expiration Date”) which is (i) one hundred and eighty (180) days after the Closing Date with regard to Delinquent Rents which were due and owing by such Tenant as of the Closing Date and (ii) as of October 31, 2015 with regard to all other Delinquent Rents. In no event shall Seller commence any legal proceedings against any Tenant after the Closing with respect to any Delinquent Rents.

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At Closing, percentage rents shall be separately apportioned based on the percentage rents actually collected by Seller. Such apportionment shall be made separately for each Tenant who is obligated to pay percentage rent on the basis of the fiscal year set forth in the Tenant's Lease for the determination and payment of percentage rent. Any percentage rent received from a Tenant after the Closing shall be applied as follows: (a) Purchaser shall be entitled to a prorata portion of such percentage rent payment based on the number of days within the applicable percentage rent fiscal year period that Purchaser owned the Project and (b) Seller shall be entitled to a prorata portion of such percentage rent payment based on the number of days within the applicable percentage rent period that Seller owned the Project.

Purchaser covenants to provide a copy to Seller of all Tenant billings for year-end adjustments of common area maintenance, taxes and like items at least five (5) business days prior to the same being sent to the Tenant. Additionally, Purchaser shall send all such year-end billings to the Tenants within the time periods required by the Leases, but in all events on or before April 30, 2015. No later than July 31, 2015 (the "Final Adjustment Date"), Seller and Purchaser shall make a final adjustment in accordance with the provisions of this Section 14 of percentage rent and other items of additional rents for which final adjustments or prorations could not be determined at the Closing, if any, because of the lack of actual statements, bills or invoices for the current period, the year-end adjustment of common area maintenance, taxes and like items, the unavailability of final sales figures or amounts for percentage rent or any other reason. Any net adjustment in favor of Purchaser or Seller is to be paid in cash by the other no later than thirty (30) days after such final adjustment has been made. If any such information is still not available as of the Final Adjustment Date, the parties shall equitable estimate such missing amounts. Notwithstanding the foregoing, Seller and Purchaser shall remain obligated to pay to the other any Rents or "Charges" (hereinafter defined) received by Seller or Purchaser, as applicable, after the Final Adjustment Date that, pursuant to this Section 14, are to be credited or paid to Seller or Purchaser.

14.1.3.           To the extent any Tenants pay monthly estimates of common area maintenance charges, central plant charges, taxes and similar expenses (collectively, "Charges") with an adjustment at the end of each fiscal year applicable to Charges, they shall be prorated in accordance with this Section. Until the adjustment described in this Section is made, all amounts received by Seller as interim payments of Charges before the Closing Date shall be retained by Seller, except that all interim payments received by either party for the month in which the Closing Date occurs shall be prorated as between Seller and Purchaser based upon the number of days in that month and the party receiving the interim payment shall remit to (if received on or after the Closing Date) or credit (if received before the Closing Date) the other party its proportionate share. All amounts received by Purchaser as interim payments of Charges on or after the Closing Date shall be retained by Purchaser until year end adjustment and determination of Seller's allocable share thereof except to the extent provided in Section 14.1.2 above. No later than the Final Adjustment Date, Seller's allocable share of actual Charges for Leases in effect as of the Closing Date shall be determined by multiplying the total payments due from each Tenant for such fiscal year (the sum of estimated payments plus or minus year-end adjustments) by a fraction, the numerator of which is Seller's actual cost of providing common area maintenance services and taxes (as the case may be) prior to the Closing Date (within that portion of the fiscal year in which the Closing Date occurs in which the applicable Lease is in effect), and the denominator of which is the cost of providing such services and paying such taxes for the entire fiscal year (or that portion of the fiscal year in which the applicable Lease is in effect). If, on the basis of amounts actually incurred and the estimated payments received by Seller prior to the Closing Date, Seller has retained amounts, in excess of its allocable share, it shall remit, within thirty (30) days after notice from Purchaser of the excess owed Purchaser, such excess to Purchaser. If, on the basis of the foregoing amounts, Seller has retained less than its allocable share, Purchaser shall remit, within thirty (30) days after notice from Seller of the amount owed Seller, such amount to Seller to the extent received from the Tenants of the Project. Additionally, Seller shall have the right to audit Purchaser's books with regard to the prorations set forth in this Section 14, which audit shall be conducted, if at all, within sixty (60) days after the completion of the final adjustment set forth above, and shall be made at Purchaser's offices during normal business hours following not less than five (5) business days' prior written notice to Purchaser, and shall be at Seller's sole cost and expense.

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14.1.4.          All other income and all operating expenses of the Project for the assumed Contracts and public utility charges and charges and/or payments under the REAs with respect to the Project shall be prorated at the Closing effective as of the Closing Date, and appropriate cash adjustments shall be made by Purchaser and Seller. Seller and Purchaser shall cooperate to arrange for final utility readings as close to the Closing Date as possible and the issuance of a final bill to Seller with Purchaser being designated the billing party in lieu of Seller for all utilities that may be in the name of Seller from and after the Closing Date. Notwithstanding anything herein to the contrary, the management agreement and leasing agreement, if any, for the Project shall be terminated as of the Closing Date and there shall be no apportionment of any fees or charges thereunder.

14.1.5.          At Closing, any prepaid Rents attributable to periods from and after the Closing Date and unapplied security deposits under the Leases (together with any interest accrued thereon) shall be transferred to Purchaser either directly or by way of a credit in favor of Purchaser.

14.1.6.          If, at Closing, the Property or any part thereof shall have been affected by an assessment or assessments, which are or may become payable in annual installments, of which the first installment is then a charge or lien, then for the purposes of this Agreement, all the unpaid installments of any such assessment due and payable in calendar years prior to the year in which the Closing occurs shall be paid by Seller and all installments becoming due and payable after the Closing shall be assumed and paid by Purchaser, except, however, that any installments which are due and payable in the calendar year in which the Closing occurs shall be adjusted pro rata. However, if such an assessment or assessments shall be required to be paid in one lump sum payment (and is not available to be paid in installments) and is due and payable on or before the Closing Date, then to the extent such assessment(s) is for improvements in place as of the date of this Agreement, then such assessment(s) shall be paid by Seller but if such assessment(s) is for improvements to be made subsequent to the date of Closing, then the same shall be paid by Purchaser.

14.1.7.          To the extent at Closing there are any unpaid tenant improvement allowances or brokers' commissions for Leases entered into prior to the Effective Date ("Unpaid TI/LC"), Seller shall credit Purchaser the estimated amount of Unpaid TI/LC at Closing, and Purchaser shall thereafter be obligated to pay directly to the applicable parties the applicable amounts from the Unpaid TI/LC credited to Purchaser. To the extent the credit provided to Purchaser at Closing for any Unpaid TI/LC shall be less than the actual amount of such Unpaid TI/LC, Seller shall be obligated to pay Purchaser the difference promptly following the final determination of the Unpaid TI/LC. To the extent the credit provided to Purchaser at Closing for any Unpaid TI/LC is more than the actual amount of such Unpaid TI/LC, Purchaser shall be obligated to pay Seller the difference promptly following the final determination of the Unpaid TI/LC.

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14.1.8.          At the Closing, Purchaser shall receive a credit against the Purchase Price in the amount of Fifty Thousand and No/100 Dollars ($50,000.00) with respect to Rent that would have been payable under the Lease with Chick-Fil-A had the obligation to begin paying Rent under that Lease been in effect on the Closing Date.

14.2        Purchaser's Costs. Purchaser will pay:

14.2.1.          The fees and disbursements of Purchaser's counsel, inspecting architect, engineer, environmental consultant and other consultants, if any;

14.2.2.          One-half (1/2) of any closing escrow fees of the Title Company;

14.2.3.          The cost of the Survey;

14.2.4.          The cost of all premiums for any endorsements, modifications or deletions to the Title Policy requested by Purchaser; and

14.2.5.          Any costs relating to any financing obtained by Purchaser (including, without limitation, any mortgage taxes and any additional title premiums (in excess of what Seller is obligated to pay under Section 14.3.4) resulting from obtaining a loan title policy.

14.2.6.          One-half (1/2) of all transfer taxes, documentary stamps and recording fees relating to the conveyance of the Property to Purchaser.

14.3         Seller's Costs. Seller will pay:

14.3.1.          The fees and disbursements of Seller's counsel;

14.3.2.          One-half (1/2) of any closing escrow fees of the Title Company;

14.3.3.          The cost of the basic premium for the Title Policy;

14.3.4.          The cost of releasing all liens, judgments and other encumbrances that are required by Seller to be released under this Agreement and of recording such releases; and

14.3.5.          One-half (1/2) of all transfer taxes, documentary stamps and recording fees relating to the conveyance of the Property to Purchaser.

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Section 15.           Damage or Destruction Prior to Closing and Condemnation.

15.1         If prior to the Closing the Property is materially damaged or destroyed by fire or other casualty, Purchaser may, at Purchaser's option, terminate this Agreement by delivering written notice thereof to Seller and Escrow Agent within the earlier of (a) ten (10) business days after Purchaser's receipt of written notice from Seller of such casualty or (b) the Closing Date. If the Improvements are not materially damaged or destroyed by fire or other casualty, or if Purchaser fails to deliver written notice of termination within the time period set forth hereinabove for a material damage, then: (i) the parties shall proceed to close this transaction in accordance with the terms of this Agreement; (ii) at the Closing, Purchaser shall receive a credit against the Purchase Price in an amount equal to the deductible under Seller's casualty insurance policy; and (iii) Seller shall, as part of the Intangible Property, assign to Purchaser all of Seller's rights in the resulting casualty insurance proceeds. If Purchaser elects to terminate this Agreement under this Section 15.1, it shall be deemed that Purchaser terminated this Agreement pursuant to Section 3.3 and the rights of the parties shall be as set forth therein. For purposes hereof, the Project shall be deemed "materially damaged or destroyed" if (i) the cost of repair and restoration of such damage or destruction as estimated by the engineer or contractor selected by Seller and Purchaser is greater than either (a) $2,500,000.00, if such damage is covered by insurance (without regard to whether or not there is a deductible applicable to such insurance) or (b) $1,000,000 if such damage is not covered by insurance (excluding any insurance deductible) or (ii) if such damage or destruction will entitle any Tenant occupying greater than 5,000 square feet to terminate its Lease or abate its rent in whole for a period in excess of one hundred eighty (180) days.

15.2         In the event proceedings to condemn the Property or any material portion thereof are commenced before the Closing and the same are not dismissed prior to the Closing Date, Purchaser shall have the right to terminate this Agreement in which event it shall be deemed that Purchaser terminated this Agreement pursuant to Section 3.3 hereof and the rights of the parties shall be as set forth therein. A material portion as used herein shall mean that portion of the Land and Improvements which, if taken or condemned, would reduce the value of the Property by more than $2,500,000.00. In the event Purchaser does not elect to terminate this Agreement, the parties shall proceed to closing in accordance with the terms of this Agreement with no reduction in the Purchase Price and Seller shall assign to Purchaser, at the Closing, as part of the Intangible Property, all of Seller's rights, title and interest in and to any condemnation proceeds payable with respect to the Property or grant Purchaser a credit against the Purchase Price equal to the amount of any condemnation award previously paid to Seller. The provisions of this Section 15 shall survive the Closing.

Section 16.           Remedies.

16.1         IF THE SALE IS NOT CONSUMMATED DUE TO ANY DEFAULT BY PURCHASER HEREUNDER, THEN SELLER, AS ITS SOLE AND EXCLUSIVE REMEDY FOR PURCHASER'S DEFAULT, SUBJECT, HOWEVER, TO THE TERMS OF THE LAST SENTENCE OF THIS SECTION 16.1 BELOW, SHALL RETAIN THE DEPOSIT, AS LIQUIDATED DAMAGES, THE PARTIES HAVING AGREED THAT SELLER'S ACTUAL DAMAGES, IN THE EVENT OF A FAILURE TO CONSUMMATE THIS SALE DUE TO PURCHASER'S DEFAULT, WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE. AFTER NEGOTIATION, THE PARTIES HAVE AGREED THAT, CONSIDERING ALL THE CIRCUMSTANCES EXISTING ON THE DATE OF THIS AGREEMENT, THE AMOUNT OF THE DEPOSIT IS A REASONABLE ESTIMATE OF THE DAMAGES THAT SELLER WOULD INCUR IN SUCH EVENT. EACH PARTY WAS REPRESENTED BY COUNSEL WHO EXPLAINED, AT THE TIME THIS AGREEMENT WAS MADE, THE CONSEQUENCES OF THIS LIQUIDATED DAMAGES PROVISION. THE FOREGOING SHALL BE DEEMED TO BE SELLER'S UNCONDITIONAL AND IRREVOCABLE ELECTION OF A REMEDY FOR A DEFAULT BY PURCHASER UNDER THIS AGREEMENT. NOTWITHSTANDING THE FOREGOING, HOWEVER, THIS LIQUIDATED DAMAGES PROVISION SHALL NOT LIMIT SELLER'S RIGHT TO (A) RECEIVE REIMBURSEMENT FOR OR RECOVER DAMAGES IN CONNECTION WITH PURCHASER'S INDEMNITY OF SELLER AND/OR BREACH OF PURCHASER'S OBLIGATIONS PURSUANT TO SECTION 3.2 ABOVE, AND/OR (B) RECOVER ATTORNEYS' FEES AND COURT COSTS PURSUANT TO SECTION 18.2 BELOW.

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16.2         Subject to the provisions of the last sentence of this Section 16.2 and Section 16.4 below, if Seller shall default in any of its material obligations under this Agreement or if there shall be a breach discovered by Purchaser before Closing of any of Seller's representations or warranties that has a material and adverse effect on Purchaser and/or the Project, the parties hereto agree that Purchaser's sole remedies shall be limited either (a) to the termination of this Agreement as set forth in Section 3.3 hereof, or (b) to specific performance of this Agreement. Notwithstanding the foregoing, if Seller breaches any of Seller's obligations which pursuant to this Agreement are to be performed by Seller prior to the Closing Date, and, if Purchaser is actually aware of such a breach by Seller and elects not to terminate this Agreement pursuant to this Section 16.2, but, instead, Purchaser proceeds with the Closing, then Purchaser shall be deemed to have waived such default by Seller. Notwithstanding anything herein to the contrary, in the event that Seller willfully and intentionally defaults in its obligations under this Agreement for the intended purpose of preventing Purchaser from purchasing the Project and if specific performance is not a commercially reasonable available remedy, Purchaser shall have the right to terminate this Agreement as set forth in Section 3.3 hereof and, in addition, recover from Seller Purchaser's actual out-of-pocket third party costs and expenses in connection with its investigation of the Project and the transaction contemplated by this Agreement (not to exceed a cumulative total of $85,000).

16.3         The provisions of Sections 16.1 and 16.2 hereof shall not limit any rights or remedies that either party may have against the other with respect to the documents delivered pursuant to Sections 11.1 and 11.3 hereof. Without limiting the generality of the foregoing, the provisions of Sections 16.1 and 16.2 hereof shall not limit any rights of the parties to recover legal fees as set forth in Section 18.2 hereof.

16.4         Subject to the limitations and other provisions of this Agreement, Seller's total liability with respect to a material breach of any of Seller's representations, warranties or other obligations contained in this Agreement or in any document or instrument executed and delivered by Seller at Closing (including any indemnity obligations of Seller in this Agreement or in any such document or instrument, but not including any covenants or obligations contained in Section 12 and Section 14) is limited to $2,000,000 in the aggregate. In computing the aggregate amount of claims for the foregoing purpose, Seller's liability shall be reduced by the amount of any insurance proceeds and any indemnity, contribution or similar payment actually received by Purchaser from any third party with respect thereto less expenses incurred by Purchaser in collecting any such insurance proceeds and third party payments. The foregoing limitation on liability shall survive the Closing or any earlier termination of this Agreement and shall not diminish or otherwise affect Purchaser's waivers and releases in Section 6 of this Agreement.

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16.5         Purchaser, on Purchaser's own behalf and on behalf of each of Purchaser's agents, members, partners, employees, representatives, related and affiliated entities, successors and assigns, or any other party claiming by, under or through Purchaser, hereby agrees that in no event or circumstance shall any of the members, partners, shareholders, employees, representatives, officers, directors, or agents of Seller have any personal liability under this Agreement, or to any of Purchaser's creditors, or to any other party in connection with the Project.

Section 17.           Reporting Requirements. Purchaser and Seller shall each deposit such other instruments required to close the escrow and consummate the purchase and sale of the Project in accordance with the terms hereof, including, without limitation, an agreement designating the Title Company as the "Reporting Person" for the transaction pursuant to Section 6045(e) of the Internal Revenue Code and the regulations promulgated thereunder, and executed by Seller, Purchaser and the Title Company, but in no event shall such instruments impose, create or potentially create any liability for Seller or Purchaser not expressly provided for herein. Such agreement shall comply with the requirements of Section 6045(e) of the Internal Revenue Code and the regulations promulgated thereunder.

Section 18.           Miscellaneous.

18.1         This Agreement constitutes the entire Agreement between the parties and supersedes any other previous agreement, oral or written, between the parties. This Agreement cannot be changed, modified, waived or terminated orally but only by an agreement in writing signed by the parties hereto. This Agreement shall be binding upon the parties hereto and their respective heirs, executors, personal representatives and permitted successors and assigns.

18.2         In the event of a default by either party hereto which becomes the subject of litigation, the losing party agrees to pay the reasonable legal fees of the prevailing party. For purposes of this Section, a party will be considered to be the "prevailing party" if (a) such party initiated the litigation and substantially obtained the relief which it sought (whether by judgment, voluntary agreement or action of the other party, trial, or alternative dispute resolution process), (b) such party did not initiate the litigation and either (i) received a judgment in its favor, or (ii) did not receive judgment in its favor, but the party receiving the judgment did not substantially obtain the relief which it sought, or (c) the other party to the litigation withdrew its claim or action without having substantially received the relief which it was seeking. The provision of this Section shall survive the Closing or the termination of this Agreement.

18.3         This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same original, and the execution of separate counterparts by Purchaser and Seller shall bind Purchaser and Seller as if they had each executed the same counterpart. The parties agree that receipt of a telecopy or pdf signature on this Agreement shall be deemed to be an original document and such telecopy or pdf shall be deemed to be an original document.

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18.4         This Agreement shall be governed, construed and enforced in accordance with the laws of the State of Oklahoma.

18.5         The headings used in this Agreement are for convenience only and do not constitute substantive matters to be considered in construing same.

18.6         The parties agree that neither this Agreement nor any memorandum or notice thereof shall be recorded.

18.7         This Agreement may not be assigned by Purchaser in whole or in part without the prior written consent of Seller, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, Purchaser shall have the right to assign this Agreement to an entity that is owned or controlled by, or under common ownership or control with Purchaser, or an entity that is owned or controlled by, or under common ownership or control with, Purchaser, or in which Purchaser, or an individual or entity, that owns or controls Purchaser, or is under common ownership or control with Purchaser, is a general partner or managing member. Further, Purchaser is entering into this Agreement for and on behalf of ARC SRTULOK001, LLC ("Approved Assignee") and intends, and shall have the right, to assign its rights under this Agreement to Approved Assignee prior to Closing. Notwithstanding the foregoing, Purchaser shall also have the right to assign this Agreement to American Realty Capital-Retail Centers of America II, Inc. and its affiliates without the prior written consent of Seller. Without limiting the generality of the foregoing, for any assignment by Purchaser to be effective, including as to the Approved Assignee or any other permitted assignee, as provided above, Seller, not later than two (2) business days prior to the Closing Date, shall have received an executed copy of each assignment and assumption instrument pursuant to which Purchaser assigns all of its right, title and interest in and to this Agreement to the assignee(s) (including all rights to the Deposit) and the assignee(s) assume and agree to be bound by all of the obligations of Purchaser under this Agreement. No assignment of this Agreement shall release Purchaser herein.

18.8         Submission of this form of Agreement for examination shall not bind Seller or Purchaser in any manner nor be construed as an offer to sell and no contract or obligations of Seller or Purchaser shall arise until this Agreement is executed by both Seller and Purchaser and delivery is made to each.

18.9         Each of the parties agrees that upon request from the other party following the Closing and without further consideration, such party shall do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further acts or instruments as shall be reasonably requested by a party in order to effect or carryout the transactions contemplated herein provided same do not impose any obligations or liabilities upon the party not contemplated in this Agreement. The provisions of this Section 18.9 shall survive the Closing.

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18.10       If the final date of any period set forth herein (including, but not limited to, the Closing Date) falls on a Saturday, Sunday or legal holiday under the laws of the State of Oklahoma, or the United States of America, the final date of such period shall be extended to the next day that is not a Saturday, Sunday or legal holiday. The term "days" as used herein shall mean calendar days, with the exception of "business days", which term shall mean each day except for any Saturday, Sunday or legal holiday under the laws of the State of Oklahoma or the United States of America.

Section 19.            Confidentiality. All Property Information provided by Seller or its agents and representatives to Purchaser with respect to the Project ("Confidential Information") shall be treated as confidential information by Purchaser, using at least the same degree of care with respect to the Confidential Information as Purchaser employs with respect to its own proprietary or confidential information of like importance. Notwithstanding the foregoing, Purchaser may disclose Confidential Information (i) to its respective consultants, investors, lenders, appraisers, attorneys, accountants, advisers, and affiliates (collectively, "Related Parties"), provided the Purchaser shall advise each parties of the confidential nature of such information and that such parties are required to maintain the confidentiality thereof, (ii) to the extent Purchaser is required to disclose the same pursuant to a court order, applicable laws (including making such public statements or filings as may be required under any regulations of the U.S. Securities and Exchange Commission applicable to Purchaser or its affiliates or as may be otherwise advised by counsel to Purchaser), or (iii) to the extent necessary to disclose in the context of a legal dispute between Purchaser and Seller. Purchaser and the Related Parties shall not be obligated to keep confidential any Confidential Information that (1) is already in the public domain, (2) is or becomes generally available to the public other than as a result of a disclosure by Purchaser or one of the Related Parties of Purchaser, or (3) is or becomes available to Purchaser on a non-confidential basis from a source other than Seller who, to Purchaser's knowledge, is not subject to a confidentiality agreement with, or other obligation of secrecy to, Seller prohibiting such disclosure. If this Agreement is terminated for any reason, Purchaser shall promptly deliver to Seller all Confidential Information it has received from Seller including all copies or certify to Seller that Purchaser has destroyed same; provided, however, Purchaser (x) will be entitled to retain one copy of the Confidential Information for compliance purposes or for the purposes of defending or maintaining litigation or threatened litigation, subject to the continued application of the provisions of this Section and (y) will not be obligated to erase Confidential Information that is contained in an archived computer system made in accordance with its security and/or disaster recovery procedures on the understanding that any such retained Confidential Information shall remain subject to the continued application of the provisions of this Section. Purchaser's obligations under the foregoing provisions of this Section 19 shall terminate on the earlier of (x) twelve (12) months from the Effective Date, or (y) the Closing Date.

Except as required by applicable law, Seller agrees that it shall not publicize this transaction in the media after the Closing without the prior written approval of Purchaser. The provisions of this Section 19 shall survive Closing.

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Section 20.           Intentionally Omitted.

20.1         It is understood and agreed that either party (the "Exchanger") shall have the option, exercisable by giving notice to other party prior to the Closing Date, of effecting a like-kind exchange of any part of its interest in the Property (the "Interest") by assigning (the "Assignment") its rights in this Agreement to any third party (the "Intermediary") who shall have contracted with Exchanger to exchange therefor property or other consideration ("Exchange Property"), at such times as shall be designated in the contract between Exchanger and the Intermediary; PROVIDED, that Exchanger shall remain responsible for its obligations under this Agreement and shall execute such documents as the other party shall reasonably request to affirm its obligations hereunder. The other party shall reasonably cooperate with the Exchanger and execute such documents (in forms reasonably acceptable to the cooperating party) as are reasonably necessary for Exchanger to effect such exchange; provided, however, the other party shall not be obligated to incur any expense, and, provided, further, the other party shall not serve as intermediary.

20.2         Exchanger hereby agrees to indemnify, defend and hold the other party harmless of and from any and all liabilities, claims, demands and expenses of any kind or nature (including, without limitation, reasonable attorney's fees) which it reasonably incurs or suffers as a result of or in connection with a like-kind exchange contemplated by this Section.

20.3         Exchanger hereby unconditionally releases, remises and forever discharges the other party and its agents, owners, officers and directors (the "Released Parties") from any and all claims or causes of actions, known or unknown, which it might have against any of the Released Parties for any and all matters, liabilities and/or damages arising out of or in connection with the identification, acquisition or attempted acquisition, or conveyance of any Exchange Property; PROVIDED, that the Released Parties shall not be released from such claims, etc. arising out of or resulting from their gross negligence or willful misconduct.

20.4         Exchanger hereby acknowledges and agrees that the other party neither warrants nor represents that an exchange of the Property for the Exchange Property will qualify for tax deferred exchange treatment pursuant to Section 1031 of the Internal Revenue Code of 1986 or otherwise, and, in no event shall the ability to complete an exchange transaction or the efficacy of any proposed exchange transaction be a condition to either party's obligations under this Agreement.

Section 21.           Intentionally Omitted.

Section 22.           SEC S-X 3-14 Audit. Seller understands that Purchaser is subject to the reporting requirements of the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder and Rule 3-14 of Regulation S-X. In order to enable Purchaser to comply with such reporting requirements, Seller agrees, at Purchaser's sole cost and expense, to provide Purchaser and its representatives information required for Purchaser to comply with Rule 3-14 (as reasonably determined by Purchaser's counsel) including, but not limited to, if applicable, Seller's most current financial statements relating to the financial operation of the Project for the current fiscal year and the most recent pre-acquisition fiscal year, and upon request and, to the extent required under such Rule 3-14, support for certain operating revenues and expenses specific to the Project. Within ten (10) business days following a written request from Purchaser, Seller shall provide a letter to Purchaser's auditors in substantially the form attached hereto as Exhibit "F". Seller understands that certain of such financial information may be included in filings required to be made by Purchaser with the U.S. Securities and Exchange Commission. This Section 22 shall survive Closing for a period of one (1) year.

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Section 23.           Rights of First Refusal. If any of the Leases contain tenant rights of first refusal or rights of first offer (either such right, a "ROFR") in connection with a sale of the Project, Seller agrees that, if any Tenant gives notice of its intent to exercise its ROFR under its Lease or does actually exercise such ROFR, this Agreement shall be deemed to terminated, provided that Purchaser shall receive a full return of the Deposit.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, this Agreement has been entered into as of the day and year first above written.

SELLER:			PURCHASER:

SOUTHROADS, L.L.C., an Oklahoma limited liability company			AMERICAN REALTY CAPITAL IV, LLC, a Delaware limited liability company

By:	MD Management, Inc.,
	It's Manager		By:	/s/ Edward M. Weil, Jr.
			Name:	Edward M. Weil, Jr.
			Title:	President

	By:	/s/ Mark Morgan
	Name:	Mark Morgan
	Title:	President

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EXHIBIT "A"

Description of Land

TRACT A:

All of Lots One (1), Two (2), Three (3), and Four (4), all being in Block One (1), SOUTHROADS MALL, a subdivision of part of the South Half of the Southwest Quarter of Section 22, Township 19 North, Range 13 East, Tulsa County, State of Oklahoma, according to the Recorded Plat thereof.

Tract B:

The North Fifty-nine (59) feet of the South Two Hundred Sixty-eight and five-tenths (268.5) feet of the North Half of the Southwest Quarter (N/2 SW/4 SW/4) of Section Twenty-two (22), Township Nineteen (19) North, Range Thirteen (13) East,. Tulsa County, State of Oklahoma, LESS the West 50 feet thereof for street purposes, being a tract 59 feet wide just North of Lot 2, Block 1, and extending the full length of said Lot 2, Block 1, SOUTHROADS MALL, Tulsa County, State of Oklahoma.

TRACT C:

A tract of land in the West Half of the Southwest Quarter (W/2 SW/4) of Section Twenty-two (22), Township Nineteen (19) North, Range Thirteen (13) East of the Indian Base and Meridian, Tulsa County, State of Oklahoma, according to the United States Government Survey thereof, more particularly described as follows, to-wit:

BEGINNING at a point that is 50 feet East of the West line of Section 22, said point also being the Southwesterly corner of Lot 1, in Block 3 of Max Campbell 6th Addition; thence Easterly along the Southerly line of Block 3 for 155.99 feet; thence Easterly continuing along the Southerly line of the said Block 3 for a distance of 814.25 feet; thence Easterly continuing along the Southerly line of Block 3 for a distance of 189.01 feet to the Southeasterly corner of Lot 16 in said Block 3; thence Southerly along the Westerly right of way line of South Canton Avenue and also parallel to the Easterly line of said W/2 of the SW/4 for a distance of 50 feet; thence Easterly along the Southerly right of way line of East 39th Street for a distance of 170 feet to the Easterly line of said W/2 of the SW/4; thence Southerly along the said Easterly line of said W/2 of the SW/4 for 366.63 feet to a point that is 59 feet Northerly of the Northeasterly corner of Lot 2, in Block 1 of Southroads Mall Subdivision; thence Westerly and parallel to the Northerly line of said Lot 2 for a distance of 1266.91 feet to a point that is 50 feet East of the West line of said Section 22, said point also being 59 feet Northerly of the Northwest corner of said Lot 2 of Southroads Mall Subdivision; thence Northerly and parallel to the West line of said Section 22 for a distance of 104.24 feet to the point of Beginning LESS AND EXCEPT the following described tract;

"A"-1

A tract of land in the West Half of the southwest Quarter (W/2 SW/4) of Section Twenty-two (22), Township Nineteen (19) North, Range Thirteen (13) East of the Indian Base and Meridian, Tulsa County, State of Oklahoma, according to the United States Government Survey thereof, more particularly described as follows, to-wit: COMMENCING at the Southeast corner of Lot Sixteen (16), Block Three (3), MAX CAMPBELL 6TH ADDITION in Tulsa County, State of Oklahoma, according to the Recorded Plat thereof; thence S 00 Degrees 01 Minute 50 Seconds W, a distance of 10.0 feet; thence N 89 Degrees 57 Minutes 50 Seconds W, a distance of 82.50 feet; thence N 00 Degrees 01 Minutes 50 Seconds E, a distance of 10.0 feet to the Southwest corner of said Lot 16; thence S 89 Degrees 57 Minutes 50 Seconds E along the South line of said Lot 16, a distance of 82.50 feet to the point of beginning.

Less and Except the following:

A tract of land being a part of the West Half of the Southwest Quarter (W/2 SW/4) of Section Twenty-Two (22), Township Nineteen (19) North, Range Thirteen (13) East of the Indian Base and Meridian, Tulsa County, State of Oklahoma, according to the United States Government Survey thereof, said tract of land being described as follows:

Beginning at the Southwest corner of Lot 15, Block 3, Max Campbell 6th Addition, according to the recorded plat thereof; thence South 89 degrees 57 minutes 50 seconds East along the Southerly line of said Lot 15 for 62.00 feet to the Southeast corner of said Lot 15; thence South 0 degrees 01 minutes 50 seconds West on a Southerly extension of the Easterly line of said Lot 15 for 10.00 feet; thence North 89 degrees 57 minutes 50 seconds West and parallel with the said Southerly line for 62.00 feet; thence North 0 degrees 01 minutes 50 seconds East for 10.00 feet to the Southwest corner of said Lot 15 and the Point of Beginning of said tract of land.

"A"-2

EXHIBIT B

Earnest Money Escrow Agreement

This Escrow Agreement ("Escrow Agreement"), dated the ____ day of August, 2014, between SOUTHROADS, L.L.C., an Oklahoma limited liability company ("Seller"), AMERICAN REALTY CAPITAL IV, LLC, a Delaware limited liability company ("Purchaser"), and BENCHMARK TITLE SERVICES ("Escrow Agent").

WHEREAS, pursuant to that certain Purchase and Sale Agreement, dated August __, 2014 ("Purchase Agreement"), a copy of which has been provided to Escrow Agent, Seller agreed to sell to Purchaser and Purchaser agreed to purchase from Seller, that certain real property and the building improvements located thereon (collectively, the "Property") known as Southroads Shopping Center; and

WHEREAS, the parties are entering into this Escrow Agreement pursuant to Section 2 of the Purchase Agreement whereby Purchaser is depositing with the Escrow Agent the sum of One Million and No/100 Dollars ($1,000,000.00) (together with any undisbursed interest thereon, the "Deposit") to be held and disbursed in accordance with the provisions of this Escrow Agreement.

NOW, THEREFORE, in consideration of Ten and No/100 ($10.00) Dollars and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller, Purchaser and Escrow Agent hereby agree as follows:

1.            Escrow Agent agrees to hold the Deposit, subject to receipt, in escrow and disburse the Deposit in accordance with the terms of this Escrow Agreement.

2.            Escrow Agent shall disburse the Deposit as follows:

2.1        Escrow Agent shall deliver the Deposit to Seller (a) upon the Closing hereunder or (b) in the event that Seller makes a written demand therefor stating that Purchaser has failed to perform Purchaser's obligations hereunder.

2.2        Escrow Agent shall return the Deposit to Purchaser (a) if Purchaser terminates the Purchase Agreement pursuant to Section 3.3 thereof or (b) in the event that Purchaser makes a written demand therefor stating that Seller has failed to perform Seller's obligations hereunder or that Purchaser is entitled to the Deposit pursuant to the provisions of the Purchase Agreement.

2.3        In the event that Escrow Agent intends to release the Deposit to either party pursuant to clause 2.1(b) or 2.2 hereof, then Escrow Agent shall give to the other party not less than five (5) business days prior written notice of such fact and if Escrow Agent actually receives written notice during such five (5) business day period that such other party objects to the release, then Escrow Agent shall not release the Deposit and any such dispute shall be resolved as provided herein.

"B"-1

3.          Escrow Agent shall invest the Deposit in an interest bearing F.D.I.C. insured account. Purchaser shall be responsible for paying all taxes on any interest earned on the Deposit, which obligation shall survive the Closing.

4.          Escrow Agent may not commingle the Deposit with other funds held in its "trustees account".

5.          In the event that a dispute shall arise as to the disposition of the Deposit or any other funds held hereunder in escrow, Escrow Agent shall have the right, at its option, to either hold the same or deposit the same with a court of competent jurisdiction pending decision of such court, and Escrow Agent shall be entitled to rely upon the decision of such court.

6.          Escrow Agent shall have no liability whatsoever arising out of or in connection with its activity as escrow agent except in the case of its negligence or willful misconduct or a breach by Escrow Agent of this Escrow Agreement and Seller and Purchaser jointly and severally agree to indemnify and hold harmless Escrow Agent from all loss, cost, claim, damage, liability and expenses (including reasonable attorneys' fees) which may be incurred by reason of its acting as escrow agent unless caused by Escrow Agent's negligence or willful misconduct or a breach by Escrow Agent of this Escrow Agreement.

7.          Escrow Agent shall be entitled to rely upon any judgment, certification, demand or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein, the propriety or validity thereof, or the jurisdiction of a court issuing any such judgment. Escrow Agent may act in reliance upon (x) any instrument or signature believed to be genuine and duly authorized, and (y) advice of counsel in reference to any matter or matters connected therewith.

8.          In the event of a dispute concerning disposition of the Deposit, the party to whom the Deposit is finally awarded by a court of competent jurisdiction shall be entitled to be reimbursed by the other party for its reasonable legal fees incurred in the dispute.

9.          Notices given under this Escrow Agreement shall be given to the parties at the addresses set forth on the signature page of this Escrow Agreement in the manner set forth in Section 13 of the Purchase Agreement.

"B"-2

IN WITNESS WHEREOF, this Escrow Agreement has been duly executed as of the date above written.

SELLER:

SOUTHROADS, L.L.C., an Oklahoma limited liability company

By:	MD Management, Inc., It's Manager

By:
Name:
Title:

PURCHASER:

AMERICAN REALTY CAPITAL IV, LLC,
a Delaware limited liability company

By:
Name:
Title:

ESCROW AGENT:

BENCHMARK TITLE SERVICES

By:_______________________________________
Printed Name:_______________________________
Its::_______________________________________

"B"-3

Address for Notices to Escrow Agent:
Benchmark Title Services
2000 McKinney, 4th Floor
Dallas, Texas 75021
Attn: Mr. Brett Poston
Facsimile No.: 214-____________

Address for Notices to Purchaser:	Address for Notices to Seller:
American Realty Capital IV, LLC	c/o MD Management Company
405 Park Avenue, 15th Floor	5201 Johnson Drive, Suite 450
New York, New York 10022	Mission, Kansas 66205
Attn: Jesse Galloway and Jeremy Eichel	Attn.: Garry Hayes
Facsimile No.: 646-861-7751	Facsimile No.: 913-384-2996

with a copy to:	with a copy to:
Condon Thornton Sladek Harrell PLLC	Lewis, Rice & Fingersh, LC
8080 Park Lane, Suite 700	1010 Walnut, Suite 500
Dallas, Texas 75231	Kansas City, MO 64106
Attn: William L. Sladek, Esq.	Attn.: Paul Torline, Esq.
Facsimile No.: 214-691-6311	Facsimile No.: 816-472-2500

with a copy to:
Retail Centers of America, Inc.
2000 McKinney Avenue, Suite 1000
Dallas, Texas 75201
Attn: Chris Cotten and Steve Seitz
Facsimile: 214-740-3313

"B"-4

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OF THE FOLLOWING INFORMATION FROM THIS INSTRUMENT BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER'S LICENSE NUMBER.

EXHIBIT "C-1"

SPECIAL WARRANTY DEED

THE STATE OF OKLAHOMA	§
	§	KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF __________	§

THAT _______________________, a_______________________ ("Grantor"), for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration to it in hand paid by __________________________, a Delaware limited liability company ("Grantee"), whose mailing address is __________________, __________, __________, _______________, the receipt and sufficiency of which consideration are hereby acknowledged, and upon and subject to the provisions hereinafter set forth and described, has GRANTED, BARGAINED, SOLD and CONVEYED, and by these presents does hereby GRANT, BARGAIN, SELL and CONVEY, unto Grantee all of the real property situated in ___________ County, Oklahoma, described on Exhibit A attached hereto and made a part hereof for all purposes, together with all and singular all of Grantor's right, title and interest, if any, in and to the rights, benefits, privileges, easements, tenements, hereditaments, rents, issues and profits, reversions, remainders and appurtenances thereon or in anywise appertaining thereto, and all right, title and interest of Grantor in and to all improvements and fixtures located on said real property, and any right, title and interest, if any, of Grantor in and to adjacent streets, alleys, rights-of-way and strips and gores (said land, rights, benefits, privileges, easements, tenements, hereditaments, appurtenances, improvements, fixtures and interests being hereinafter referred to as the "Property").

This conveyance is made subject to all easements, covenants, conditions, restrictions, reservations, declarations, community contracts, and other matters of record; all rights of Tenants under the Leases (as such terms are defined in the Sale Agreement [as defined below]) to use or occupy the Property; all matters which would be disclosed by an accurate survey of the Property, the rights of the public in and to parts thereof in streets, roads or alleys and all matters listed on Exhibit B attached hereto and made a part hereof for all purposes (collectively, the “Permitted Exceptions”).

TO HAVE AND TO HOLD the Property, subject to the foregoing Permitted Exceptions, as aforesaid, unto Grantee, its successors and assigns, forever; and Grantor does hereby covenant with Grantee that, subject only to the Permitted Exceptions, Grantor will warrant and forever defend all and singular the Property unto Grantee, its successors and assigns, against the lawful claims and demands of all persons claiming by, through or under Grantor, but not otherwise.

"C-1"-1

THIS DEED AND THE CONVEYANCE HEREUNDER IS SUBJECT TO THE DISCLAIMER AND LIMITATIONS SET FORTH IN SECTION 6 OF THAT CERTAIN PURCHASE AND SALE AGREEMENT (THE "SALE AGREEMENT") DATED AUGUST ___, 2014, BETWEEN GRANTOR, AS SELLER, AND AMERICAN REALTY CAPITAL IV, LLC, A DELAWARE LIMITED LIABILITY COMPANY, AS PURCHASER, AS ASSIGNED BY AMERICAN REALTY CAPITAL IV, LLC TO GRANTEE.

IN WITNESS WHEREOF, this Special Warranty Deed has been executed by Grantor to be effective as of the ___ day of _____________, 2014.

_______________________,
a_______________________

By: ____________________
Name: __________________
Title: ___________________

THE STATE OF ________	§

COUNTY OF __________	§

This instrument was acknowledged before me on this _____ day of _______________, 2014, by ________________________, _____________________ of _____________________________________, a _______________________, on behalf of said ________.

Notary's Signature

My Commission Expires:	Notary's Printed Name:

"C-1"-2

Exhibit A To Special Warranty Deed

LEGAL DESCRIPTION

"C-1"-3

Exhibit B To Special Warranty Deed

PERMITTED EXCEPTIONS

"C-1"-4

EXHIBIT "C-2"

ASSIGNMENT AND ASSUMPTION OF LEASES

ASSIGNMENT AND ASSUMPTION OF LEASES (this "Assignment") made as of the ____ day of ____________________, 2014, by and between SOUTHROADS, L.L.C., an Oklahoma limited liability company ("Assignor"), and _________________________, a Delaware limited liability company ("Assignee").

WITNESSETH:

WHEREAS, Assignor and AMERICAN REALTY CAPITAL IV, LLC entered into that certain Purchase and Sale Agreement, dated August ___, 2014 ("Contract"), covering the Premises (as hereinafter defined), which Contract was assigned by AMERICAN REALTY CAPITAL IV, LLC to Assignee; and

WHEREAS, Assignor has simultaneously herewith conveyed to the Assignee all of Assignor's right, title and interest in and to the premises commonly known as Southroads Shopping Center (the "Premises"), and in connection therewith, Assignor has agreed to assign to Assignee all of Assignor's right, title and interest in and to those leases described on the schedule attached as Exhibit "A" hereto and the guaranties and other documents related thereto, if any (collectively, the "Leases").

NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.          Assignor hereby assigns unto Assignee, all of the right, title and interest of Assignor in and to the Leases;

TO HAVE AND TO HOLD the same unto Assignee, its successors and assigns from and after the date hereof, subject to the terms, covenants and conditions of the Leases.

2.          Assignee assumes the payment and performance of all of the obligations, covenants, duties and liabilities of the landlord under the Leases arising or accruing under the Leases from and after the date hereof. Assignee agrees to indemnify, protect, defend and hold Assignor harmless from and against any and all claims, demands, liabilities, losses, costs, damages or expenses including, without limitation, reasonable attorneys' fees and costs (collectively, "Claims") arising as a result of any act, omission or obligation of Assignee arising or accruing with respect to the Leases on or after the date hereof, including, without limitation, any failure by Assignee to comply with any applicable law from and after the date hereof with respect to the security deposits under the Leases transferred to Assignee on the date hereof.

"C-2"-1

3.          Assignor hereby agrees to indemnify, protect, defend and hold Assignee harmless from and against any and all Claims arising as a result of any act, omission or obligation of Assignor arising or accruing with respect to the Leases prior to the date hereof, including, without limitation, any failure by Assignor to comply with any applicable laws prior to the date hereof with respect to the security deposits under the Leases that are being transferred to Assignee on the date hereof.

4.          Assignee acknowledges and agrees that the Leases are being assigned to Assignee by Assignor "As-Is" and without representation or warranty of any kind, whether express or implied, except only as expressly set forth in, and subject to the limitations of, Section 8 of the Contract.

5.          This Assignment shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors, assigns and legal representatives.

6.          This Assignment may be executed in separate counterparts, which, together, shall constitute one and the same fully executed Assignment.

7.          In the event of any dispute between Assignor and Assignee arising out of the obligations of the parties under this Assignment or concerning the meaning or interpretation of any provision contained herein, the non-prevailing party shall pay the prevailing party's costs and expenses of such dispute, including without limitation, reasonable attorneys' fees and costs. Any such attorneys' fees and other expenses incurred by either party in enforcing a judgment in its favor under this Assignment shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys' fees obligation is intended to be severable from the other provisions of this Assignment and to survive and not be merged into any such judgment.

8.          This Assignment is subject to the limitations on liability set forth in Sections 16.4 and 16.5 of the Contract.

"C-2"-2

IN WITNESS WHEREOF, this Assignment has been duly executed as of the date first above written.

ASSIGNOR:

_________________________________,
a ___________________________

By: __________________________
Name: _______________________
Title: ________________________

ASSIGNEE:

_______________________________________,
a Delaware limited liability company

By:_________________________________
Printed Name:_____________________
Its:______________________________

"C-2"-3

EXHIBIT "C-3"

TENANT NOTICE LETTER

___________________, 201_

[Name]

[Company]

[Mailing Address]

[City, State, Zip]

Re:	Lease dated _______________________ (as amended, modified and supplemented from time to time, the "Lease") by and between _______________________________ ("Landlord") and __________________________________ ("Tenant") concerning certain Demised Premises in the shopping center known as Southroads Shopping Center (the "Shopping Center") located in Tulsa, Oklahoma.

Dear [ ]:

Please be advised that, as of the date set forth above, the Shopping Center and Landlord's interest in the Lease were purchased by ________________, Federal Tax I.D. ________________ ("New Owner"). A W-9 Form is attached for your reference. All security deposits, to the extent held by Landlord, were transferred to New Owner. New Owner has assumed and agreed to perform all of the landlord's obligations under the Lease from and after the date set forth above. Accordingly, commencing immediately

(a)          all of your obligations under the Lease (including your obligations to pay rent) shall be performed to and for the benefit of New Owner and New Owner's successors and assigns;

(b)          all of the obligations of the landlord under the Lease shall be the binding obligations of New Owner and New Owner's successors and assigns (including the return of your security deposit after any lawful deductions from the security deposit);

(c)          all payments, Rent and otherwise, shall be payable to ________________________ and delivery of such payments shall be made to:

____________________________________

____________________________________

____________________________________

For property management issues, please contact ________________ at (___) ___ ____.

For billing and collection issues, please contact ________________ at (___) ___ ____.

For all other purposes under the Lease, the address for _______________________ is _________________________________ with a telephone number of ___________________.

"C-3"-1

The instructions set forth herein are irrevocable and are not subject to modification in any manner except that any successor landlord or lender, so identified by New Owner, may by written notice to you rescind the instructions contained herein.

Very truly yours,

SOUTHROADS, L.L.C., an Oklahoma limited liability company

By:	MD Management, Inc., It's Manager

By: _________________________
Name: _______________________
Title: ________________________

_______________________________________,
a Delaware limited liability company

By:_________________________________
Printed Name:_____________________
Its:______________________________

"C-3"-2

EXHIBIT "C-4"

BILL OF SALE

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which is hereby acknowledged, SOUTHROADS, L.L.C., an Oklahoma limited liability company ("Seller"), does hereby sell, transfer and convey to ___________________________, a Delaware limited liability company ("Purchaser"), all personal property owned by Seller and located on that certain real property more particularly described in Exhibit A attached hereto, including, without limitation, the personal property listed on Exhibit B attached hereto (the "Listed Property"), but specifically excluding the property listed on Exhibit C attached hereto (collectively, the "Personal Property").

PURCHASER ACKNOWLEDGES THAT SELLER IS SELLING AND PURCHASER IS PURCHASING SUCH PERSONAL PROPERTY ON AN "AS IS WITH ALL FAULTS" BASIS AND THAT PURCHASER IS NOT RELYING ON ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, FROM SELLER, ITS AGENTS, OR BROKERS AS TO ANY MATTERS CONCERNING SUCH PERSONAL PROPERTY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES AS TO TITLE OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. NOTWITHSTANDING THE FOREGOING, SELLER REPRESENTS AND WARRANTS THAT IT OWNS ALL OF THE LISTED PROPERTY FREE AND CLEAR OF ALL LIENS AND ENCUMBRANCES AND RIGHTS OF THIRD PARTIES.

Dated: ________________, 2014.

SELLER:

_________________________________,
a ___________________________

By: _________________________
Name: _______________________
Title: ________________________

"C-4"-1

EXHIBIT C-5

ASSIGNMENT OF WARRANTIES, APPROVALS AND INTANGIBLES

ASSIGNMENT AND ASSUMPTION OF WARRANTIES, APPROVALS AND INTANGIBLES (this "Assignment") made as of the ____ day of ____________________, 2014, by and between SOUTHROADS, L.L.C., an Oklahoma limited liability company ("Assignor"), and _________________________, a Delaware limited liability company ("Assignee").

WITNESSETH:

WHEREAS, Assignor and AMERICAN REALTY CAPITAL IV, LLC entered into that certain Purchase and Sale Agreement, dated August ___, 2014 ("Contract"), covering the Premises (as hereinafter defined), which Contract was assigned by AMERICAN REALTY CAPITAL IV, LLC to Assignee.

WHEREAS, Assignor has simultaneously herewith conveyed to Assignee all of Assignor's right, title and interest in and to the premises commonly known as Southroads Shopping Center in Tulsa, Oklahoma (the "Premises"), and in connection therewith, Assignor has agreed to assign to Assignee all of Assignor's right, title and interest, if any, in and to (i) any warranties and/or guaranties relating to the Premises (collectively, "Warranties"), (ii) any transferable governmental consents, authorizations, variances, waivers, licenses, permits and approvals relating to the Premises (collectively, "Approvals") and (iii) the trademark, service mark, trade name and name "Southroads Shopping Center" and all other trademarks, services marks, trade names, names and logos used in connection with the advertising and promotion of the Premises or otherwise relating to the Premises, and any variations thereof, together with all good will of the business connected with the use of and symbolized by such trademarks, service marks, trade names, names and logos, any telephone numbers and listings for the Premises and any copyrights, trade secrets, intellectual property and other intangible property relating to the Premises (collectively, "Intangibles").

NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

"C-5"-1

1.          Assignor hereby assigns unto Assignee, all of the right, title and interest, if any, of Assignor in and to the Warranties, Approvals and Intangibles. The execution of this Assignment shall not be deemed to constitute a representation or warranty by Assignor that Assignor has the right to transfer any right, title or interest in any warranty, permit or intangible or that Assignee shall be entitled to enforce or receive the benefit of any such right, title or interest and Assignor shall have no liability to Assignee in the event that any or all of the Warranties, Approvals and Intangibles (a) are not transferable to Assignee or (b) are cancelled or terminated by reason of this Assignment or any acts of Assignee.

2.          This Assignment shall be binding on Assignor and its successors, assigns and legal representatives and shall inure to the benefit of the Assignee and its successors, assigns and legal representatives.

3.          This Assignment may be executed in separate counterparts, which, together, shall constitute one and the same fully executed Assignment.

4.          In the event of any dispute between Assignor and Assignee arising out of the obligations of the parties under this Assignment or concerning the meaning or interpretation of any provision contained herein, the non-prevailing party shall pay the prevailing party's costs and expenses of such dispute, including without limitation, reasonable attorneys' fees and costs. Any such attorneys' fees and other expenses incurred by either party in enforcing a judgment in its favor under this Assignment shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys' fees obligation is intended to be severable from the other provisions of this Assignment and to survive and not be merged into any such judgment.

5.          This Assignment is subject to the limitations on liability set forth in Sections 16.4 and 16.5 of the Contract.

IN WITNESS WHEREOF, this Assignment has been duly executed as of the date first above written.

ASSIGNOR:

SOUTHROADS, L.L.C., an Oklahoma limited liability company

By:	MD Management, Inc., It's Manager

By: _________________________
Name: _______________________
Title: ________________________

"C-5"-2

EXHIBIT "C-6"

CERTIFICATE

Reference is hereby made to that certain Purchase and Sale Agreement ("Agreement") dated August ____, 2014, by and between                           , a                                                        ("Seller"), and AMERICAN REALTY CAPITAL IV, LLC, a Delaware limited liability company, as assigned by AMERICAN REALTY CAPITAL IV, LLC to _____________________________, a Delaware limited liability company ("Purchaser").

Seller hereby certifies solely and exclusively to Purchaser that, as of the date hereof, all of the representations and warranties of Seller set forth in Section 8.1 of the Agreement are true and correct in all material respects with the same force and effect except for any changes in the representations and warranties which occurred between the date of the Agreement and the date hereof and with respect to which Seller has heretofore notified Purchaser in writing.

This Certificate is subject to the limitations on liability set forth in Sections 16.4 and 16.5 of the Agreement.

IN WITNESS WHEREOF, the undersigned has caused this Certificate to be executed as of this ___ day of _______________ , 2014.

SELLER:

SOUTHROADS, L.L.C., an Oklahoma limited liability company

By:	MD Management, Inc., It's Manager

By: _________________________
Name: _______________________
Title: ________________________

"C-6"-1

EXHIBIT "C-7"

ASSIGNMENT AND ASSUMPTION OF CONTRACTS

ASSIGNMENT AND ASSUMPTION OF CONTRACTS (this "Assignment") made as of the ____ day of ________________, 2014, by and between _________, a _________________ ("Assignor"), and _______________________, a Delaware limited liability company ("Assignee").

WITNESSETH:

WHEREAS, Assignor and AMERICAN REALTY CAPITAL IV, LLC, entered into that certain Purchase and Sale Agreement, dated August ___, 2014 ("Contract"), covering certain premises, which Contract was assigned by AMERICAN REALTY CAPITAL IV, LLC to Assignee; and

WHEREAS, Assignor has simultaneously herewith conveyed to the Assignee all of Assignor's right, title and interest in and to the premises located as set forth on Exhibit "A" attached hereto, and in connection therewith, Assignor has agreed to assign to Assignee all of Assignor's right, title and interest in and to the contracts, agreements, instruments and understandings listed on Exhibit "B" annexed hereto ("Contracts").

NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.          Assignor hereby assigns unto Assignee, all of the right, title and interest, if any, of Assignor in and to the Contracts;

2.          Assignee assumes the payment and performance of all of the obligations, covenants, duties and liabilities of Assignor arising or accruing under the Contracts from and after the date hereof.

3.          Assignor agrees to indemnify, protect, defend and hold Assignee harmless from and against any and all claims, demands, liabilities, losses, costs, damages or expenses including, without limitation, reasonable attorneys' fees and costs (collectively, "Claims") arising as a result of any default of Assignor arising or accruing with respect to the Contracts prior to the date hereof.

4.          Assignee agrees to indemnity, protect, defend and hold Assignor harmless from and against any and all Claims arising as a result of any default of Assignee arising or accruing with respect to the Contracts on or after the date hereof.

5.          Assignee acknowledges and agrees that the Contracts are being assigned to Assignee by Assignor "As-Is" and, without representation or warranty of any kind, whether express or implied, except only as set forth in, and subject to the limitation in Section 8 of the Contract.

"C-7"-1

6.          This Assignment shall be binding upon and shall inure to the benefit of Assignor and Assignee and their respective successors, assigns and legal representatives.

7.          This Assignment may be executed in separate counterparts, which, together, shall constitute one and the same fully executed Assignment.

8.          In the event of any dispute between Assignor and Assignee arising out of the obligations of the parties under this Assignment or concerning the meaning or interpretation of any provision contained herein, the non-prevailing party shall pay the prevailing party's costs and expenses of such dispute, including without limitation, reasonable attorneys' fees and costs. Any such attorneys' fees and other expenses incurred by either party in enforcing a judgment in its favor under this Assignment shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys' fees obligation is intended to be severable from the other provisions of this Assignment and to survive and not be merged into any such judgment.

9.          This Assignment is subject to the limitations on liability set forth in Sections 16.4 and 16.5 of the Contract.

IN WITNESS WHEREOF, this Assignment has been duly executed as of the date first above written.

ASSIGNOR:

SOUTHROADS, L.L.C., an Oklahoma limited liability company

By:	MD Management, Inc., It's Manager

By: _________________________
Name: _______________________
Title: ________________________

ASSIGNEE:

_______________________________________,
a Delaware limited liability company

By:_________________________________
Printed Name:_____________________
Its:______________________________

"C-7"-2

EXHIBIT "C-8"

VENDOR NOTICE LETTER

_____________, 2014

[Name]

[Company]

[Mailing Address]

[City, State, Zip]

Re:	Contract dated ___________________ (as amended, the "Contract") by and between _____________________________ ("Vendor") and AMERICAL REALTY CAPITAL IV, LLC relating to Southroads Shopping Center (the "Shopping Center")

Dear [ ____________]:

Please be advised that, as of the date set forth above, the Shopping Center was purchased by ____________________________ ("New Owner"), and Vendor's interest in the Contract was assigned to and assumed by New Owner. Hereafter, all invoices and correspondence should be sent to:

Telephone:

If you have any questions, please contact ________________ at:

Telephone:

Telecopier:

Very truly yours,

SOUTHROADS, L.L.C., an Oklahoma limited liability company

By:	MD Management, Inc., It's Manager

By: _________________________
Name: _______________________
Title: ________________________

_______________________________________,
a Delaware limited liability company

By:_________________________________
Printed Name:_____________________
Its:______________________________

"C-8"-1

EXHIBIT "D-1"

TENANT ESTOPPEL CERTIFICATE

TENANT:	______________________________________________
STORE NO:	__________________ ("Premises") at Southroads Shopping Center, Tulsa, Oklahoma ("Center")
PREMISES ADDRESS:	__________________________________

The undersigned ("Tenant") hereby certifies to AMERICAN REALTY CAPITAL IV, LLC , ARC SRTULOK001, LLC, and their respective successors and assigns (the "Purchaser") of the Center and to Purchaser's lender, and its successors and assigns (the "Lender"), as follows:

a)         Tenant is the present tenant of the Premises pursuant to that certain Lease dated ___________, ____, by and between _______________________ ("Landlord") or its predecessor-in-interest, as landlord, and Tenant or its predecessor-in-interest, as tenant, as the same has been amended or modified as set forth on Exhibit A attached hereto (collectively, the "Lease"). The Lease is the entire agreement between Landlord (or any affiliated party) and Tenant (or any affiliated party) pertaining to the leased premises. There are no amendments, modifications, supplements, arrangements, side letters or understandings, oral or written, of any sort, of the Lease, except those which are listed on Exhibit A attached hereto. The Lease has been duly executed and delivered by, and is a binding obligation of, Tenant, and the Lease is in full force and effect.

b)         The primary term of the Lease is for a period of ____________ (___) years, commencing _______________, ____ and expiring on ______________, _____. [The Lease also contains ____ renewal option[s] for a period of ___________ (___) years [each] under the terms and conditions specified in the Lease.]

c)         The current monthly rental of $__________________ has been paid through ________, 2010. Monthly rent is payable in advance on the first day of each calendar month. All additional rents and other sums due and payable under the Lease have been paid through the date hereof. No rents, additional rents or other sums payable under the Lease have been paid more than one (1) month in advance of the due dates therefor. [Tenant's percentage share of operating expenses/common area charges, insurance and real estate taxes is _____%, which is currently being paid on an estimated basis in advance at the rate of $__________ per month.] [Tenant is obligated to pay percentage rent equal to ____% of annual gross sales in excess of $__________. Percentage rent has been paid through __________, 201[].]

d)         A security deposit of $ _____________ has been paid under the Lease.

e)          All obligations of Landlord under the Lease as of the date hereof have been performed. As of the date hereof, to Tenant's knowledge, neither Tenant nor Landlord are in default in the performance of any of their respective obligations under the Lease, nor does any condition exist which with the giving of notice of the passage of time, or both, would constitute a default by Tenant or Landlord under the Lease.

"D-1"-1

f)         Tenant has unconditionally accepted possession of the Premises and is now occupying the Premises and open for business. Any improvements to be made by the Landlord have been completed to the satisfaction of Tenant. Tenant has received payment in full of any tenant improvement allowance or build-out allowance or any other payment to be provided by Landlord under the terms of the Lease. Tenant is not aware of any defect in the Premises.

g)        There is no remaining free rent period or any unexpired concession or abatement of rent. The lease term has commenced and full rental is now accruing thereunder. Landlord is not reimbursing Tenant or paying Tenant's rent obligations under any other lease, and Tenant has not advanced any funds for or on behalf of Landlord for which Tenant has a right of deduction from, or set off against, future rent payments. Tenant has no present right to any credit, offset, deduction or defense against any rents, additional rents or other sums due or to become due under the Lease.

h)         No assignments, subleases, mortgages, hypothecation, or other transfers of Tenant's interest in the Lease are currently in effect. Tenant is not insolvent and is able to pay its debts as they mature. Tenant has not declared bankruptcy or similar insolvency proceedings, and has no present intentions of doing so, no such proceeding has been commenced against Tenant seeking such relief, and Tenant has no knowledge that any such proceeding is threatened.

i)         The Lease does not contain and Tenant does not otherwise have any (1) option to purchase the Premises or the Center, (2) right of first refusal with respect to the Premises or the Center, (3) any right to lease additional space in the Center, or (4) right to terminate or cancel the Lease in whole or in part (except as expressly set forth in the Lease).

j)         Neither the Landlord nor the Tenant has commenced any action to terminate the Lease or has given or received any notice of default with respect to the Lease.

k)         The person signing this Tenant Estoppel Certificate is duly authorized to sign this Certificate on behalf of Tenant and execution hereof is the binding act of Tenant enforceable against Tenant.

l)         This Tenant Estoppel Certificate is made knowing that Purchaser and Lender are relying upon the representations herein made. The term "Lender" as used herein includes any successor or assign of the named Lender and the term "Landlord" as used herein includes any successor or assign of the named Landlord.

"D-1"-2

TENANT:

____________________________________

By:_________________________________

Name: ______________________________

Title: _______________________________

Dated:_______________________, 2014

[The undersigned Guarantor(s) of the Lease hereby ratifies and confirms all certifications of Tenant set forth in this Tenant Estoppel Certificate and certifies that its/their guaranty of the Lease is in full force and effect as of the date hereof.

GUARANTOR[S]:

____________________________________

By:_________________________________

Name: ______________________________

Title: _______________________________

Dated:_______________________, 2014

"D-1"-3

EXHIBIT "E"

DUE DILIGENCE MATERIALS TO BE DELIVERED TO PURCHASER

All of the following materials, to the extent they exist and are in the actual possession or control of Seller, shall be delivered to Purchaser or made available in a secure electronic data room to which Purchaser and Purchaser's attorneys and consultants have access:

Tenant Information

1.	Current Rent Roll
2.	Current Tenant Leases/Ground Leases/REAs
3.	Schedule of Security Deposits
4.	Letters of Credit (if applicable)

Property Information

1.	Site/Building Plans (showing location(s) of water shut-off valves), maps and subdivision plats
2.	ALTA Survey
3.	All Certificates of Occupancy of current Tenants
4.	Architectural plans
5.	Plans and Specifications for Original Development of Property
6.	Plans and Specifications for Major Capital Repairs or current Tenant Improvements
7.	Engineering Drawings (to be made available to Purchaser at Seller's office)
8.	Zoning Information
9.	Real Estate Tax Information
10.	Warranties in effect at the Property, including Roof Warranties
11.	Current Construction Agreements
12.	List of Personal Property
13.	Current Property Photographs

Property Reports (the most recent versions of the following documents in Seller's possession or control)

1.	Environmental Reports
2.	Geotechnical Reports
3.	Boring Logs
4.	Soils Reports
5.	Utility Reports

Property Operations

1.	Historical operating statements for 2012, 2013 and year to date
2.	Current Annual Operating Budget
3.	Current Account Receivables
4.	Current Delinquency Report
5.	CAM/RE Tax Reconciliation (most recent)
6.	Tenant CAM and Tax Invoices (most recent)
7.	Prepaid Rent Report (with delinquent report)
8.	Insurance Certificates for Tenants and Seller
9.	Schedule of Pending Insurance Claims
10.	Real Estate Tax Bills and Receipts

"E"-1

11.	Service Contracts - elevator, trash disposal, security, music, exterior landscaping, interior plant maintenance, cleaning, janitorial, postage meter, fire alarm, etc.
12.	Schedule of Outstanding Tenant Improvement Costs and Leasing Commissions

Leasing/Marketing

1.	Current Lease Deals (proposals/correspondence/approvals)
2.	Current Leasing Report

Legal

1.	Current/Pending Litigation

"E"-2

EXHIBIT "F"

FORM OF AUDIT LETTER

[Date]

[Address of Buyer's Auditor]

We are providing this letter as an informational accommodation in connection with your audit of the statement of revenues and certain expenses (the "Statement") of Southroads Shopping Center, Tulsa, Oklahoma (the "Property") for the period from _______________ to ________________.

We confirm, to our actual, current knowledge, without any duty of inquiry or investigation, the following representation made to you during your audit:

1.          The Statement referred to above was prepared in material conformity with our past accounting principles, consistently applied.

2.          We have no actual, current knowledge of any fraud affecting the operations of the Property that had a material effect on the accuracy of the Statement.

SELLER:

SOUTHROADS, L.L.C., an Oklahoma limited liability company

By:	MD Management, Inc., It's Manager

By: _________________________
Name: _______________________
Title: ________________________

"F"-1

SCHEDULE "1.3"

Excluded Personal Property

Schedule "1.3" - 1

SCHEDULE "1.5"

Schedule of Leases

Schedule "1.5" - 1

SCHEDULE "1.10"

List of Contracts

Schedule "1.10" - 1

SCHEDULE "8.1.7"

List of Pending Litigation

Schedule "8.1.7" - 1